Exhibit (c)(6)

Project Alinea SPECIAL COMMITTEE DISCUSSION MATERIALS FEBRUARY 2021 CONFIDENTIAL

The information herein has been prepared by Lazard Frères & Co . LLC (“Lazard”) based upon information supplied by you (“Teal” or the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . Lazard has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, Lazard has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the relevant entity ; we assume no responsibility for and express no view as to such forecasts . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of any transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company (the “Special Committee”), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice . These materials are preliminary and summary in nature and do not include all of the information that the Special Committee should evaluate in considering a possible transaction . Lazard has been retained only by the Special Committee in connection with the transaction described herein and has no duties to any third party . Nothing herein shall constitute a commitment or undertaking on the part of Lazard or any related party to provide any service . Disclaimer PROJECT ALINEA CONFIDENTIAL 1

Table of Contents PROJECT ALINEA CONFIDENTIAL I EXECUTIVE SUMMARY 2 APPENDIX A Appendix – Public Comparables 9 B Appendix – Precedent Transactions 17 C Appendix – Business Plan 21 D Appendix – DCF 34 E Appendix – WACC 46 F Appendix – Other Potential Parties 49 G Appendix – Teal Shareholders 54 H Appendix – Offer Price Multiples 55

CONFIDENTIAL I Executive Summary PROJECT ALINEA

PROJECT ALINEA | EXECUTIVE SUMMARY

Deal Terms – Amber to Acquire Teal

($ in millions, except per share values)

Buyer

Amber Global Capital, LLC ("Amber")

Amber owns 32% of Teal and a majority interest in the MediaNews Group ("MNG")

Price Per Share

$17.25 per Teal share in cash

Premium

The final offer price is a 35% premium to the 12/30/20 closing price (undisturbed), a 45% premium to the price the day prior to the initial offer on 12/14/20 and an 8% premium to the 2/12/21 close

The final offer price represents a 21% increase to the initial offer price of $14.25

Implied Firm Value & EBITDA Multiples

	Final Offer		
Share Price	**$17.25**	**$14.25**	**$18.25**
Equity Value	$649	$536	$687
Firm Value[1]	**$445**	**$332**	**$483**
'20E Multiple (EBITDA of $69mm)[1]	6.5x	4.8x	7.0x
'21E Multiple (EBITDA of $109mm)[1]	4.1	3.1	4.4
'23E Multiple - Blended Case (EBITDA of $94mm)[1]	4.8	3.5	5.2

Fiduciary-Out

Customary fiduciary-out provisions with a $20 million break fee

Amber Financing

Amber intends to finance the transaction (~$475mm with fees and expenses) with cash on hand at Teal and $375mm in committed equity financing from Amber (no third-party financing or financing conditions)

Financing will come from Amber Global Opportunities Master Fund, L.P. and Amber Global Value Recovery Fund, L.P., which currently have $570mm in total assets and ~$560mm of partners' capital (these levels are slightly below those shown on the 2019 audited balance sheet). The proposed transaction requires ~$100mm of Teal cash versus ~$190mm of unrestricted cash on Teal's balance sheet.

Amber has a non-binding agreement to sell the Baltimore Sun to Stewart Bainum, Jr. (the "Investor"). Amber's offer is not contingent on the completion of the Baltimore sale

Approval Process

Amber proposal conditioned on approval by the Special Committee and approval by a vote of two-thirds of the outstanding non-Amber shares

Source: Teal Management.

1 Firm value includes the pension liability. EBITDA metrics are presented after stock-based compensation expense and adjusted for the add back of $2mm of pension expense.

2

PROJECT ALINEA | EXECUTIVE SUMMARY

Commentary & Discussions With Other Potential Parties

Party	Suggested Deal Price / Share	Comments
Huber Research (12/31/20)	\$16 – \$17	• Initial offer of \$14.25 is "significantly too low"; target 4.3x – 4.7x EBITDA
Noble Capital Markets (1/4/21)	\$20.75 [1]	• Initial offer is an "opportunistic lowball bid"; target 5.2x cash flow (raised target price to \$20.75 from \$17.50 / share). \$20.75 target price reaffirmed in 1/28/21 report
Mason Slaine (spoke with Phil Franklin on 1/5/21)	\$17+	• At least \$17 per share; below that better off rejecting and paying a \$5 / share special dividend
Patrick Soon-Shiong (spoke with Eric Medow on 1/11/21)	-	• Initial Amber proposal looks low; will evaluate any substantive proposal which is endorsed by the Special Committee; noted that \$14.25 / share was less than the price he had paid in 2016 (\$15 / share) and that the stock had traded through \$15 / share
Stewart Bainum, Jr. (1/5/21 letter)	-	• Primary interest in the Baltimore Sun; willing to explore buying 100% of Teal if he cannot reach agreement with Amber on a "fair value" for the Sun; with the Teal Special Committee's permission, Amber and Bainum agreed on the terms for the sale of the Sun (non-binding term sheet expected at Amber / Teal signing)
AIM / Tides (Jeremy Halbreich) + Trive	\$15	• Submitted a \$15 / share non-binding proposal on 1/13; ~\$100mm equity hole at \$15 / share; in discussions with Trive (2/3/21) they indicated support for the senior debt and the preferred but not the common (where the shortfall is); 2/13/21 AIM / Tides indicated that they had a term sheet for \$65mm of equity from an unnamed source; still \$154mm short at \$17.25 / share; in 2018 AIM / Tides submitted a non-binding indication on the final bid date
The Shareholder Forum	-	• Lazard spoke to Gary Lutin (Chairman); he requested access to NPI in order to decide what pieces of Teal he might be interested in pursuing; Lutin has no significant equity capital
Other Potential Acquirers	-	• No inquiry from Gannett, McClatchy or any other parties

Source: Wall Street research and publicly available sources.
1 Target price.

3

PROJECT ALINEA | EXECUTIVE SUMMARY

Timeline of Negotiations With Amber

Date	Amber Proposal	Teal Response	Comments
December 14, 2020	$14.25	-	• Teal receives the initial offer of $14.25 per share from Amber
December 31, 2020	$14.25	-	• Amber files a 13-D disclosing the initial offer
January 15, 2021	-	$18.25	• Teal's Special Committee responds to Amber with a price of $18.25
January 16 — February 2, 2021	-	-	• Amber provided limited diligence (primarily near-term cash items)
February 4, 2021	$16.00	-	• Following diligence, Moelis, Amber's financial advisor, delivers a $16.00 per share offer to Lazard
February 5, 2021	-	$17.75	• Teal's Special Committee meets; Lazard delivers a $17.75 per share proposal to Moelis; Lazard makes clear that a transaction will not have a financing condition (including terms related to a Baltimore sale or installing a revolver) and Amber's diligence will be limited to a confirmatory public company standard
February 6, 2021	$16.50	$17.25 - $17.50	• Amber agrees to the non-price points (i.e., financing condition and diligence standard) and raises their offer price to $16.50 per share (Moelis to Lazard) • Teal's Special Committee Chairman tells Amber (Randall Smith) that an offer between $17.25 and $17.50 would likely be supported by the Committee
February 7, 2021	$17.00	-	• Amber (Randall Smith) responds by raising their offer to $17.00 per share (speaks to Teal Committee Chairman)
February 8, 2021	$17.25	$17.25	• Teal's Special Committee meets; Committee Chairman delivers a $17.25 per share price proposal to Randall Smith • Amber (Randall Smith) agrees to a $17.25 per share price (speaks to Teal Committee Chairman)

4

11.00 11.50 12.00 12.50 13.00 13.50 14.00 14.50 15.00 15.50 16.00 16.50 17.00 17.50 18.00 11-Dec-20 23-Dec-20 05-Jan-21 17-Jan-21 30-Jan-21 12-Feb-21 Market Price History I EXECUTIVE SUMMARY PROJECT ALINEA Share Price Evolution Since December 11, 2020 $15.95 / share on 2/12/21 1 12/14/20 Teal receives offer letter from Amber Source: FactSet, Company filings and publicly available sources. Historical stock prices shown are not adjusted for subsequent d ividends paid. Note: Market values as of February 12, 2021. 1 $2.00 of dividends / share paid since 1/1/19. 1/14/21 Special Committee Meeting 12/31/20 BestReviews 8K & EBITDA Guidance; Huber $15 price target 1/4/21 Noble $20.75 price target Volume in Shares (‘000s) Avg. daily trading volume over the last 3 months was 101K shares $ 12/22/20 Special Committee Meeting $14.25 / share Initial Amber offer 1 12/17/20 Special Committee Meeting 12/30/20 Special Committee Meeting & WSJ Article on Amber offer (post - close) $17.25 / share Final Amber offer 1 2/8/21 Special Committee Meeting; Teal receives final Amber offer 2/4/21 Teal receives revised offer of $16.00 / share 50 49 45 91 70 325 71 82 36 75 65 262 117 457 177 380 141 69 53 49 51 41 78 54 78 54 252 116 120 44 70 138 98 33 43 203 28 36 39 16 69 331 208 – 100 200 300 400 500 5

Comparables I EXECUTIVE SUMMARY PROJECT ALINEA Source: Teal Management, Company filings, FactSet and Wall Street research. Note: Market values as February 12, 2021. The current New York Times, News Corporation and Lee multiples have been updated to in clude any relevant calendar Q4 2020 information contained in their latest financial releases and reports (per 8 - Ks / 10 - Qs released through February 12, 2021). 1 Pro forma for sale of BestReviews . Teal Management balance sheet as of Q4 2020. Share Price Performance Since December 30, 2020 (30%) (10%) 10% 30% 50% 70% 90% 110% 30-Dec-20 7-Jan-21 16-Jan-21 25-Jan-21 3-Feb-21 12-Feb-21 NYT (5.2%) S&P500 5.4% NWSA 31.6% LEE 82.3% PF GCI 81.4% Teal 24.7% Teal $12.79 FV / 2020E EBITDA (w/ Pensions) 5.7x 6.1x 5.5x 18.6x 28.2x FV / 2021E EBITDA (w/ Pensions) Teal ( Mgmt ) @ $15.95 3.6x 5.7x NA 16.0x 26.0x 31.7x 16.6x 5.1x 5.1x 12/30/20 Multiples 1 4.0x 25.5x 15.0x NA 4.8x 12/30/20 Multiples 2.5x 12/30/20 Special Committee Meeting & WSJ Article on Amber offer (post - close) Teal ( Mgmt ) @ $15.95 1 GCI equity value rose $342mm since 12/30/20 (16% on a $2.1bn firm value with pensions); Lee equity value rose $62mm since 12/30/20 (9% on a $693mm firm value with pensions) 6

PROJECT ALINEA | EXECUTIVE SUMMARY

Teal – Summary Financial Analysis with Updated DCF Valuations

($ in millions, except per share values)

	Implied Share Price Range (Low)	Implied Share Price Range (High)	Firm Value	FV / 2020E EBITDA (Post-SBC) [1]	Key Assumptions
Trading Comparables	$10.93	$14.59	$207 – $344	3.0x – 5.0x	- Range consistent with current and historical trading levels for Teal, Gannett and Lee; current market values based on 02/12/21 prices - New York Times has 46% LTM digital revenue (versus 19% for Teal); News Corp has other businesses like broadcasting and publishing
Precedent Transactions	$11.85	$15.50	$241 – $379	3.5x – 5.5x	- Multiple range based on precedent transactions that have been executed since 2011 - Recent transactions (Gannett, Teal minority interest, Berkshire and McClatchy) ranged from 3.4x - 5.5x LTM EBITDA
Blended DCF: 25% Case A + 75% Case B	$15.10	$19.27	$347 – $505	5.2x – 7.5x	- WACC: 9.00% – 11.00% - Terminal multiple of 3.0x – 5.0x 2023E EBITDA - Implied perpetuity growth rate of (11.0%) – (2.2%) with Teal revenue declining 6.8%% in 2023
For Reference Only: DCF Case A	$16.80	$21.90	$411 – $605	6.1x – 9.0x	- WACC: 9.00% – 11.00% - Terminal multiple of 3.0x – 5.0x 2023E EBITDA - Implied perpetuity growth rate of (11.2%) – (2.3%) with Teal revenue declining 4.7% in 2023
For Reference Only: DCF Case B	$14.52	$18.38	$325 – $471	4.8x – 7.0x	- WACC: 9.00% – 11.00% - Terminal multiple of 3.0x – 5.0x 2023E EBITDA - Implied perpetuity growth rate of (10.9%) – (2.1%) with Teal revenue declining 7.5% in 2023
For Reference Only: DCF Case C	$12.80	$15.79	$260 – $373	3.9x – 5.5x	- WACC: 9.00% – 11.00% - Terminal multiple of 3.0x – 5.0x 2023E EBITDA - Implied perpetuity growth rate of (10.5%) – (1.8%) with Teal revenue declining 7.5% in 2023
For Reference Only: Post Public Disclosure (12/31/20 - Present)	$13.70	$15.95	$311 – $396	4.5x – 5.7x	- High date: 02/12/21; low date: 12/31/20 (through 02/12/21) - Date range begins on the first trading day post public disclosure of the initial Amber offer
For Reference Only: 52-Week High / Low (through 12/30/20)	$5.50	$13.23	$2 – $293	0.0x – 4.3x	- High date: 01/21/20; low date: 03/18/20 - Date range ends the day before public disclosure of the initial Amber offer
For Reference Only: Analyst Price Targets	$15.00 Huber; $17.50 Noble	$16 - $17 Huber Range; $20.75 Noble Target	$360 – $578	5.2x – 8.4x	- ◆ (light yellow): $17.50 (Noble: 12/17/20) - ◆ (light blue): $15.00 (Huber: 9/11/20) ◆ (orange) 01/04/21 Noble Target (reaffirmed 01/28/21) ■ 12/31/20 Huber Range

Initial Offer $14.25 | Final Offer $17.25

Source: Bloomberg, Company filings, FactSet, Thomson SDC and Wall Street research. DCFs based on Teal Case A and Case B (prepared by Teal Management) as well as Case C and the Blended Case (prepared at the request of the Teal Special Committee).

1 Based on $69mm of post-SBC EBITDA in 2020 (multiples adjusted for pensions).

7

PROJECT ALINEA | EXECUTIVE SUMMARY

Implied Teal Prices – Public Comparables & Precedent Transactions

($ in millions, except per share values)

Illustrative Valuation

		Public Comparables Reference Range		Precedents Reference Range	
		Low	High	Low	High
Teal Current Share Price		$15.95	$15.95	$15.95	$15.95
Premium / (Discount)		(31.5%)	(8.5%)	(25.7%)	(2.8%)
Implied Equity Value Per Share		**$10.93**	**$14.59**	**$11.85**	**$15.50**
FDSO		37.611	37.617	37.611	37.887
Fully Diluted Equity Value		**$411**	**$549**	**$446**	**$587**
(-) Cash Proceeds from Options		–	(0)	–	(4)
Equity Value		**$411**	**$549**	**$446**	**$583**
Plus: Total Debt		–	–	–	–
Plus: Pensions		17	17	17	17
Less: Cash and Equivalents		(221)	(221)	(221)	(221)
Less: Investments		–	–	–	–
Implied Firm Value		**$207**	**$344**	**$241**	**$379**
FV / EBITDA (post-SBC)	**Metric**[1]				
2020E	$69	3.0x	5.0x	3.5x	5.5x
2021E	109	1.9	3.2	2.2	3.5
Implied Multiple of Revenue	**Metric**[1]				
2020E	$746	0.3x	0.5x	0.3x	0.5x
2021E	695	0.3	0.5	0.3	0.5

Selected ranges based on Appendix Tab A and Tab B

Gannett and Lee Trading Multiples 1/1/18 – 12/30/20



SA GCI LTM
PF GCI LTM
Lee LTM
SA GCI NTM
PF GCI NTM
7.0x
6.0
5.0
4.0
3.0
2.0
November 19, 2019 New Media / Gannett merger closes
5.0x
3.0x
Jan-18
Aug-18
Mar-19
Oct-19
May-20
Dec-20

2019 / 2020 Newspaper Precedents – LTM EBITDA Multiples



5.5x[2]
4.8x
4.4x
3.6x
3.4x
Page 17 has the complete list of precedents

Date	August 2019	November 2019	January 2020	July 2020
Target	GANNETT	TRIBUNE (Michael Ferro 25% stake)	BH Media Group	McClatchy
Acquiror	New Media Investment Group	Alden Global Capital	Lee Enterprises	Chatham Asset Mgmt.
LTM Revenue	0.6x	0.4x	0.4x	0.5x

Source: Company filings, FactSet and Wall Street research.

Note: Market values as of February 12, 2021.

1 Metrics per Teal Management. Post-SBC EBITDA has $2mm of pension expense added back.

2 Multiple reflects pensions of $293mm.

8

CONFIDENTIAL Appendix PROJECT ALINEA

CONFIDENTIAL A Appendix – Public Comparables PROJECT ALINEA

- 5.00 10.00 15.00 20.00 $25.00 Jan-19 May-19 Oct-19 Mar-20 Aug-20 Dec-20 Teal Stock Price Performance A APPENDIX – PUBLIC COMPARABLES PROJECT ALINEA Share Price Evolution from January 1, 2019 to December 30, 2020 $12.79 / share on 12/30/20 ($2.00 of dividends / share paid since 1/1/19) 5/30/19 Teal declares a one - time dividend of $1.50 per share Source: FactSet, Company filings and publicly available sources. Historical stock prices shown are not adjusted for subsequent d ividends paid. Note: Market values as of December 30, 2020 (last undisturbed pricing date). 1/14/19 Gannett approached by Amber with hostile bid 8/5/19 Gannett and New Media announce merger 1/17/19 Teal CEO Dearborn to step down 11/14/19 Teal declares regular quarterly dividend of $0.25/share (ex - dividend on 11/25/19) 11/19/19 Michael Ferro’s fund, Merrick Ventures, sells its shares of Teal (25% stake) to Amber for $13.00 per share (36% premium to 11/18/19 closing price) 11/25/19 Amber files Schedule13D noting its stake increased to 32% Low closing price of $5.50 (on 3/18/20) 12/2/19 Standstill agreement with Amber signed 2/3/20 Chairman and CEO change + removal of BestReviews Put / Call 2/19/20 Pre - COVID S&P 500 High; Teal declares quarterly dividend of $0.25 / share 7/28/20 Board learns of discussions regarding Mr. Slaine’s acquisition of Mr. Soon - Shiong’s shares; Shareholder Rights Plan put into place, expiration on 7/27/21 7/2/20 Teal elects Randall Smith to Board of Directors 3/18/20 Mason Slaine acquires 6.9% stake 5/12/20 Teal suspends dividend 12/16/20 Teal to sell 100% of BestReviews to Nexstar for $160mm Period (Actual Days) Price $17.25 Implied Premium Current (12/30) $12.79 34.9% 52-Week Low 5.50 213.6% 52-Week High 13.23 30.4% 10 Day VWAP 14.16 21.8% 20 Day VWAP 13.88 24.3% 30 Day VWAP 13.70 25.9% 60 Day VWAP 13.34 29.3% 90 Day VWAP 12.97 33.0% 180 Day VWAP 11.16 54.5% 365 Day VWAP 10.42 65.5% 9

(120%) (100%) (80%) (60%) (40%) (20%) 0% 20% 40% 60% 80% 100% 120% 140% Jan-19 Feb-19 Apr-19 Jun-19 Aug-19 Sep-19 Teal Share Price Performance Relative to Peers A APPENDIX – PUBLIC COMPARABLES PROJECT ALINEA Source: FactSet and Bloomberg. Note: Market values as of September 30, 2019 and December 30, 2020 (last undisturbed pricing date), respectively. 1 Stock closing price as of January 1, 2019. 2 Stock closing price as of September 30, 2019. Share Price Performance January 1, 2019 to September 30, 2019 S&P500 18.7% NWSA 22.6% LEE (3.3%) PF GCI (23.9%) Teal (24.3%) Teal¹ $11.34 SA GCI 25.9% Share Price Performance September 30, 2019 to December 30, 2020 (120%) (100%) (80%) (60%) (40%) (20%) 0% 20% 40% 60% 80% 100% 120% 140% Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 11/19/19 Michael Ferro’s fund, Merrick Ventures, sells its shares of Teal (25% stake) to Amber for $13.00 per share (36% premium to 11/18/19 closing price) 2/19/20 Pre - COVID S&P 500 High; Teal declares quarterly dividend of $0.25 / share Teal 2 $8.58 NYT 27.8% 10

Teal (Street) Teal (Street) Comparables Benchmarking – Teal @ $12.79 / Share (As of 12/30/20) FV / 2019A EBITDA (w/ Pensions) A APPENDIX – PUBLIC COMPARABLES PROJECT ALINEA Source: Teal Management, Company filings, FactSet and Wall Street research. Note: Market values as of December 30, 2020 (last undisturbed pricing date). 1 Pro forma for sale of BestReviews . Teal Management balance sheet as of Q4 2020. Teal Street balance sheet as of Q3 2020. 2 Current Net Debt / 2020E EBITDA (EBITDA is Pre - SBC and the ratio is not adjusted for pensions). 3 Not shown due to lack of 2021E estimates. FV / 2020E EBITDA (w/ Pensions) FV / 2021E EBITDA (w/ Pensions) Teal ( Mgmt ) 2.5x 4.0x 4.8x NA 15.0x 25.5x 3 13.7% 11.8% 19.5% 7.8% 10.9% 13.4% 11.8% 15.8% 8.9% 9.7% 15.6% 13.4% NA 10.9% 11.1% — — 3.9x — 3.5x ’20E Net Leverage 3.7x 3.7x 3.9x 15.3x 30.4x FV / LTM EBITDA (w/ Pensions) 4.2x 5.2x 5.1x 16.2x 30.3x ’19A Margin ’20E Margin 9.0% ’21E Margin 15.4% Teal ( Mgmt ) 1 1 1 44.0% NA 26.6% 19.1% 18.4% % LTM Digital Revenue Teal 1 Teal Teal margins jump to the high - end of the comparable range in all cases 1 1 — 2 4.0x 4.2x 5.1x 5.1x 16.6x 31.7x 11

Min Median Max Lee LTM¹ 3.9x 4.7x 5.4x SA GCI LTM 3.2x 3.7x 4.5x SA GCI NTM 3.3x 4.0x 5.2x PF GCI LTM 4.6x 5.3x 6.6x PF GCI NTM 3.4x 4.3x 5.1x 2.0 3.0 4.0 5.0 6.0 7.0x Jan-18 Aug-18 Mar-19 Oct-19 May-20 Dec-20 Lee LTM SA GCI LTM PF GCI LTM SA GCI NTM PF GCI NTM 5.0x Gannett and Lee EBITDA Multiples 1/1/18 – 12/30/20 A APPENDIX – PUBLIC COMPARABLES PROJECT ALINEA August 5, 2019 Gannett and New Media announce merger January 14, 2019 MNG announces hostile takeover bid November 19, 2019 New Media / Gannett merger closes May 16, 2019 Gannett shareholders reelect Gannett's independent director nominees after proxy fight with MNG Source: FactSet . Note: Market values as of December 30, 2020 (last undisturbed pricing date). Multiples reflect Adj. Firm Value incl. Pensions. 1 Forward looking projections for Lee not available. 3.0x January 28, 2020 Lee announces agreement to purchase Berkshire Hathaway's newspapers February 19, 2020 Market high before COVID - 19 12

PROJECT ALINEA A APPENDIX – PUBLIC COMPARABLES

Teal Analyst Price Targets and EBITDA Multiples

Teal Analyst Price Targets[1]

Broker	Date	Rating	Price Target	Premium / Discount to Current
Noble Capital Markets	1/4/2021	Buy	20.75	30.1%
Huber Research Partners	12/31/2020	Buy	16.50	3.4%
Cowen & Company		No longer active		

Share Price (2/12/21)	$15.95	–
52 Week High	13.23	(17.1%)
52 Week Low	5.50	(65.5%)

Teal Analyst Commentary[1]

"We are raising our price target from $17.50 to $20.75. Our target multiple remains the same at 5.2 times cash flow and reflects the value of the company's real estate holdings, its strong cash generating abilities, and transition toward a Digital business."

NOBLE CAPITAL MARKETS, 4 JANUARY 2021

"[AMBER], which already owns 31.6% of TEAL stock, announced a so-called non-binding proposal to acquire a balance of TEAL's stock for $14.25 per share [...] Our initial reaction is that this offer is significantly too low [...] For TEAL, something more in the $16.00-$17.00 per share range makes more sense to us."

HUBER RESEARCH PARTNERS, 31 DECEMBER 2020

Teal NTM and LTM EBITDA Multiple Evolution from January 1, 2019 to December 30, 2020


8.0x
7.0
6.0
5.0
4.0
3.0
2.0
Jan-19
May-19
Oct-19
Mar-20
Aug-20
Dec-20
NTM
LTM
5.0x
3.0x
1/14/19 Gannett approached by Amber with hostile bid
5/30/19 Teal declares a one-time dividend of $1.50 per share
8/5/19 Gannett and New Media announce merger
11/19/19 Michael Ferro's fund, Merrick Ventures, sells its shares of Teal (25% stake) to Amber for $13.00 per share (36% premium to 11/18/19 closing price)
11/14/19 Teal declares quarterly dividend of $0.25 per share (ex-dividend on 11/25/19)
Standstill agreement with Amber signed
11/25/19 Amber files Schedule 13D noting its stake increased to 32%
12/2/19 BestReviews Put / Call
2/3/20 Chairman and CEO change + removal of
2/19/20 Pre-COVID S&P 500 High, Teal declares quarterly dividend of 25 cents
7/2/20 Randall Smith elected to Board of Directors
7/28/20 Board learns of discussions regarding Mr. Slaine's acquisition of Mr. Soon-Shiong's shares; Shareholder Rights Plan put into place, expiration on 7/27/21
12/16/20 Teal to sell 100% of BestReviews to Nexstar for $160mm

Source: *FactSet and Bloomberg.*

Note: Market values as of December 30, 2020 (last undisturbed pricing date). Multiples reflect Adj. Firm Value incl. Pensions.

1 Noble price target reaffirmed as of January 28, 2021. Huber provided a range of $16 - $17 per share. The 52 week low / high range is as of December 30, 2020 (last undisturbed pricing date).

13

PROJECT ALINEA A APPENDIX – PUBLIC COMPARABLES

Selected Public Comparables (As of 12/30/20)

($ in millions, except per share values)

Public Comparables – News Media

	Mgmt	Street	TEAL[1] Low	TEAL[1] High	TEAL[2] (Street)	GANNETT[3]	LEE ENTERPRISES[4]	News Corp	The New York Times
Price per Share			$10.93	$14.59	$12.79	$2.90	$1.24	$18.03	$51.59
% 52 Week High			82.6%	110.3%	96.7%	41.5%	56.6%	96.5%	99.9%
Equity Value			$411	$549	$481	$421	$74	$10,766	$8,695
Plus: Debt			–	–	7	1,484	538	1,284	–
Plus: Minority Interest & Preferred Stock			–	–	–	4	2	6,843	2
Less: Cash			(221)	(221)	(222)	(254)	(34)	(1,539)	(816)
Less: Investments			–	–	–	(36)	(6)	(314)	(22)
Adj. Firm Value	**Mgmt**	**Street**	$190	$327	$266	$1,619	$575	$17,040	$7,860
2019A	$73	$73	2.6x	4.5x	3.6x	3.5x	3.4x	15.1x	31.6x
LTM	64	64	3.0	5.2	4.2	5.1	4.5	16.1	31.5
2020E	67	66	2.8	4.9	4.0	4.9	4.5	16.4	33.1
2021E	107	70	1.8	3.1	3.8	4.6	NA	14.8	26.1
2023E (Blended)	92	NA	2.1	3.6	NA	NA	NA	NA	NA
Adj. Firm Value w Pension Obligation			$207	$344	$285	$1,736	$650	$17,234	$8,110
2019A	$75[5]	$75[5]	2.8x	4.6x	3.8x	3.7x	3.9x	15.3x	30.4x
LTM	65[5]	65[5]	3.2	5.3	4.4	5.2	5.1	16.2	30.3
2020E	69[5]	68[5]	3.0	5.0	4.2	5.1	5.1	16.6	31.7
2021E	109[5]	72[5]	1.9	3.2	4.0	4.8	NA	15.0	25.5
2023E (Blended)	94[5]	NA	2.2	3.7	NA	NA	NA	NA	NA
'19A - '21E Revenue CAGR			(14.2%)	(14.2%)	(17.5%)	(13.3%)	NA	(8.2%)	3.2%
'19A - '21E EBITDA CAGR			20.2%	20.2%	(2.4%)	(12.4%)	NA	(7.7%)	10.0%
'19A EBITDA Margin (post-SBC)			7.8%	7.8%	7.8%	10.9%	19.5%	11.8%	13.7%
'20E EBITDA Margin (post-SBC)			9.0%	9.0%	8.9%	9.7%	15.8%	11.8%	13.4%
'21E EBITDA Margin (post-SBC)			15.4%	15.4%	10.9%	11.1%	NA	13.4%	15.6%
Dividend Yield			–	–	–	–	–	1.1%	0.5%
% Digital Revenue (LTM)			19.1%	19.1%	19.1%	18.4%	26.6%	NA[6]	44.0%

Source: Company filings, FactSet and Wall Street research.
Note: Market values as of December 30, 2020. EBITDA shown on a Post-SBC basis.
1 Balance Sheet as of Q4 2020 per Teal Management. Figures are pro forma for the sale of BestReviews.
2 Balance sheet based on Q3 2020 public filings. Teal Street EBITDA numbers are based on broker projections. Figures are pro forma for the sale of BestReviews.
3 Pro forma for the repayment of $647mm of term loan debt using $497mm in proceeds from newly issued convertible notes, $135mm of real estate sales and $15mm of cash announced on December 17, 2020. Digital revenue percentage computed on a pro forma basis for merger with New Media.
4 EBITDA includes 50% of TNI / MNI EBITDA (which is not consolidated for GAAP).
5 Pension expense of $2mm added back to EBITDA and $17mm pension obligation added to Adj. Firm Value (for Teal).
6 News Corp does not fully disclose digital revenues.

14

Teal (Street) Teal (Street) Comparables Benchmarking – Teal @ $15.95 / Share (As of 2/12/21) FV / 2019A EBITDA (w/ Pensions) A APPENDIX – PUBLIC COMPARABLES PROJECT ALINEA Source: Teal Management, Company filings, FactSet and Wall Street research. Note: Market values as of February 12, 2021. 1 Pro forma for sale of BestReviews . Teal Management balance sheet as of Q4 2020. Teal Street balance sheet as of Q3 2020. 2 Current Net Debt / 2020E EBITDA (EBITDA is Pre - SBC and the ratio is not adjusted for pensions). 3 Not shown due to lack of 2021E estimates. FV / 2020E EBITDA (w/ Pensions) 5.7x 5.0x 6.1x 5.5x 18.6x 28.2x FV / 2021E EBITDA (w/ Pensions) Teal ( Mgmt ) 3.6x 4.1x 5.7x NA 16.0x 26.0x 3 13.7% 11.8% 19.5% 7.8% 10.9% 14.1% 12.6% 15.8% 10.2% 9.7% 14.0% 14.6% NA 14.5% 11.1% — — 3.8x — 3.5x ’20E Net Leverage 5.3x 4.4x 4.1x 18.5x 28.4x FV / LTM EBITDA (w/ Pensions) 6.1x 6.2x 5.0x 17.4x 28.2x ’19A Margin ’20E Margin 9.0% ’21E Margin 15.4% Teal ( Mgmt ) 1 1 1 46.4% NA 26.8% 19.1% 18.4% % LTM Digital Revenue Teal 1 Teal Teal margins jump to the high - end of the comparable range in all cases 1 1 — 2 15

PROJECT ALINEA A APPENDIX – PUBLIC COMPARABLES

Selected Public Comparables (As of 2/12/21)

($ in millions, except per share values)

Public Comparables – News Media

	Mgmt	Street	TEAL[1] Low	TEAL[1] High	TEAL[2] (Street)	GANNETT[3]	LEE ENTERPRISES[4]	News Corp	The New York Times
Price per Share			$10.93	$14.59	$15.95	$5.26	$2.26	$23.72	$48.91
% 52 Week High			*68.5%*	*91.5%*	*100.0%*	*81.6%*	*99.1%*	*100.0%*	*87.1%*
Equity Value			$411	$549	$600	$763	$137	$14,155	$8,243
Plus: Debt			–	–	7	1,484	524	1,256	–
Plus: Minority Interest & Preferred Stock			–	–	–	4	2	7,244	2
Less: Cash			(221)	(221)	(218)	(254)	(37)	(1,562)	(898)
Less: Investments			–	–	–	(36)	(6)	(353)	(22)
Adj. Firm Value	**Mgmt**	**Street**	$190	$327	$389	$1,961	$619	$20,739	$7,326
2019A	*$73*	*$73*	*2.6x*	*4.5x*	*5.3x*	*4.3x*	*3.7x*	*18.4x*	*29.5x*
LTM	*64*	*64*	*3.0*	*5.2*	*6.1*	*6.2*	*4.5*	*17.3*	*29.2*
2020E	*67*	*80*	*2.8*	*4.9*	*4.9*	*6.0*	*4.9*	*18.5*	*29.2*
2021E	*107*	*98*	*1.8*	*3.1*	*4.0*	*5.6*	*NA*	*15.9*	*26.8*
2023E (Blended)	*92*	*NA*	*2.1*	*3.6*	*NA*	*NA*	*NA*	*NA*	*NA*
Adj. Firm Value w Pension Obligation			$207	$344	$408	$2,078	$693	$20,933	$7,576
2019A	*$75*[5]	*$75*[5]	*2.8x*	*4.6x*	*5.4x*	*4.4x*	*4.1x*	*18.5x*	*28.4x*
LTM	*65*[5]	*65*[5]	*3.2*	*5.3*	*6.3*	*6.2*	*5.0*	*17.4*	*28.2*
2020E	*69*[5]	*82*[5]	*3.0*	*5.0*	*5.0*	*6.1*	*5.5*	*18.6*	*28.2*
2021E	*109*[5]	*100*[5]	*1.9*	*3.2*	*4.1*	*5.7*	*NA*	*16.0*	*26.0*
2023E (Blended)	*94*[5]	*NA*	*2.2*	*3.7*	*NA*	*NA*	*NA*	*NA*	*NA*
'19A - '21E Revenue CAGR			(14.2%)	(14.2%)	(15.2%)	(13.3%)	NA	(3.3%)	3.8%
'19A - '21E EBITDA CAGR			20.2%	20.2%	15.6%	(12.4%)	NA	7.5%	5.0%
'19A EBITDA Margin (post-SBC)			7.8%	7.8%	7.8%	10.9%	19.5%	11.8%	13.7%
'20E EBITDA Margin (post-SBC)			9.0%	9.0%	10.2%	9.7%	15.8%	12.6%	14.1%
'21E EBITDA Margin (post-SBC)			15.4%	15.4%	14.5%	11.1%	NA	14.6%	14.0%
Dividend Yield			–	–	–	–	–	0.8%	0.6%
% Digital Revenue (LTM)			19.1%	19.1%	19.1%	18.4%	26.8%	NA[6]	46.4%

Source: *Company filings, FactSet and Wall Street research.*

Note: Market values as of February 12, 2021. EBITDA shown on a Post-SBC basis. The New York Times, News Corporation and Lee figures have been updated to include any relevant calendar Q4 2020 information contained in their latest financial releases and reports (per 8-Ks / 10-Qs released through February 12, 2021).

1. Balance Sheet as of Q4 2020 per Teal Management. Figures are pro forma for the sale of BestReviews.
2. Balance sheet based on Q3 2020 public filings. Teal Street EBITDA numbers are based on broker projections. Figures are pro forma for the sale of BestReviews.
3. Pro forma for the repayment of $647mm of term loan debt using $497mm in proceeds from newly issued convertible notes, $135mm of real estate sales and $15mm of cash announced on December 17, 2020. Digital revenue percentage computed on a pro forma basis for merger with New Media.
4. EBITDA includes 50% of TNI / MNI EBITDA (which is not consolidated for GAAP).
5. Pension expense of $2mm added back to EBITDA and $17mm pension obligation added to Adj. Firm Value (for Teal).
6. News Corp does not fully disclose digital revenues.

16

CONFIDENTIAL B Appendix – Precedent Transactions PROJECT ALINEA

11.4x 35.2x 8.5x 6.3x 5.0x 4.7x 3.5x 5.6x 4.6x 4.3x NA 5.5x 7.0x 4.0x 5.0x 4.0x 4.8x 4.4x 3.6x 3.4x 0.4x 2.5x 1.2x NA 0.6x 0.4x 0.2x 1.2x 1.1x 0.7x NA 0.6x NA NA 0.5x NA 0.6x 0.4x 0.4x 0.5x 2.0 4.0 6.0 8.0 10.0 12.0x LTM EBITDA Multiple LTM Revenue Multiple 3.5x Precedent Newspaper Publishing Transaction Multiples ($ in millions) PROJECT ALINEA Newspaper Publishing Transaction Multiples Source: Company filings, FactSet and Wall Street Research. Note: Precedent transactions exclude deals where financial terms were not disclosed. 1 EBITDA multiple is affected by Washington Post Co. agreeing to fund the pension obligations of retirees and pay Bezos a sum e q ual to the current staff’s projected benefits plus $50mm. 2 Multiple based on Adjusted Operating Profit. 3 Includes assumption of $90mm in pension obligations. 4 Represents EV/NTM multiple, not including $10mm of immediately available synergies (4.7x with immediately available synergies ) a t time of announcement and 3.3x using full run - rate synergies. 5 Multiples reflect last public offer price of $15.00 per share. 6 Multiples reflect last rumored offer price of $18.75 per share. 7 Multiple reflects pensions of $293mm. 8 Implied Firm Value based on $13.00 per share and net debt of ($88mm) as of Q3 2019. Multiples calculated using TPCO LTM figur es as of Q3 2019. 9 EBITDA multiple reflects a deduction of $8mm in lease payments to Berkshire Hathaway. 10 2020E revenue and EBITDA per management filing utilized as proxy for LTM figures. 1 4 2 Ann. Date Aug ’13 Jul ’15 Feb ’18 Dec ’11 Dec ’11 May ’12 Aug ’13 Jul ’14 Nov ’14 Feb ’15 May ’15 Oct ’15 Dec ’15 Nov ’16 Cancelled Aug ’17 Aug ’19 Nov ’19 Jan ’20 Jul ’20 Firm Value $250 $1,310 $590 $200 $140 $142 $70 $529 $280 $102 $114 $280 $140 $20 $869 / $1,012 $120 $1,571 $442 $140 $312 Target Las Vegas Review Harris Acquiror Jeff Bezos Patrick Soon - Shiong John Henry News & Media Capital Chatham Asset Mgmt (63 Newspapers) B APPENDIX – PRECEDENT TRANSACTIONS 5.8x 6 5 0.6x 6 5 3 & 8 Median: 0.6x Median: 4.7x (Michael Ferro 25% stake) 5.5x 9 5.5x 7 7 = High / Low Reference Range 4 10 0.0 17

PROJECT ALINEA B APPENDIX – PRECEDENT TRANSACTIONS

Recent Newspaper Transactions

($ in millions, except per share values)

New Media / Gannett	
Offer Price[1]	$12.06
(x) FDSO	116.8
Fully Diluted Equity	$1,408
(-) Options Proceeds	(1)
Equity Value	**$1,408**
Plus: Debt	$369
Plus: Minority Interest	–
Less: Investments	(92)
Less: Cash	(113)
Adj. Firm Value	**$1,571**
LTM EBITDA	329
FV / LTM EBITDA	**4.8x**
Plus: Pensions	$293
Adj. Firm Value w Pension Obligation	**$1,864**
LTM Adj. EBITDA ($9mm pension expense)	337
FV / LTM Adj. EBITDA	**5.5x**

Gannett Standalone Financials	2017A	2018A	2019E
Revenue	**$3,189**	**$2,944**	**$2,699**
% Growth	(10.1%)	(7.7%)	(8.4%)
EBITDA	**$372**	**$330**	**$286**
% Growth	(6.3%)	(11.4%)	(13.4%)
% Margin	11.7%	11.2%	10.6%
Digital Revenue	**$744**	**$781**	**$767**
% Total Revenue	23.3%	26.5%	28.4%

Lee Enterprises / Berkshire Hathaway Media Group[2]	
Transaction Value (excl. Real Estate)	$140
LTM EBITDA	$39
FV / LTM EBITDA	**3.6x**
Memo:	
LTM EBITDA Pre-Lease Agreement	$47
(-) Lease Payments to Berkshire	(8)
Implied LTM EBITDA	$39

Chatham Asset Management / McClatchy	
Transaction Value	$312
'20E EBITDA	$92
FV / '20E EBITDA	**3.4x**
Memo:	
Credit Bid of First Lien Notes	$263
Cash	49
Transaction Value	$312

Versus -10.8%, -10.7% and -8.4% for Teal in 2017, 2018 and 2019, respectively

Versus 8% for Teal in 2019

Versus 18% for Teal in 2019

Source: *Teal Management, Company filings, press releases and FactSet.*
Note: EBITDA represents post-SBC EBITDA.
1 Represents $6.25 per share in cash plus 0.5427 New Media shares ($10.71 / share trading value based on the closing price as of August 2, 2019).
2 Limited financial information available on Berkshire Hathaway Media Group's newspaper publications (no pension data was disclosed).

18

PROJECT ALINEA B APPENDIX – PRECEDENT TRANSACTIONS

Precedent Processes: Acquisitions by Minority Shareholders

- **We reviewed 8 precedents from the last 10 years (minority shareholders acquire control)[1]**
- **Did not consider GP / LP transactions (Archrock, Encore Energy and Northern Tier), a two-step planned acquisition (GrafTech) or NASCAR / International Speedway (under common control of the France Family)**
- **Leaves three transactions: Coty, HSN and Dole**
- **JAB made a tender offer to increase its stake from 40% to 60% of Coty at a 25% premium to the price a day prior to the offer (51% premium to the 30-day VWAP per the SEC filings); HSN and Dole were acquisitions of all the public shares**

	Dole	HSN
Merger Announcement Date	8/11/13	7/6/17
First Proposal To Merger Signing	~ 2 Months	~ 1.5 months
Public Initial Offer	Yes	No
Form of Consideration	Cash	Stock
Initial Bid Ask Spread	\$12 – \$14 / share (17% gap)	1.735x – 1.79x ratio (3% gap); 1.60x – 1.70x (6% gap post diligence)
Buyer Price Bumps	4	1
Final Price	\$13.50 / share	1.65x
Total Move (Initial to Final)	12.5%	3.1%
Premium to Undisturbed	32%	29%
Go Shop	Yes[2]	No

Source: Company Filings.
1 \$500mm – \$2bn of firm value.
2 Other parties expressed interest at \$13 – \$14 / share prior to signing (but the go-shop expired with no definitive offers).

19

PROJECT ALINEA
B APPENDIX – PRECEDENT TRANSACTIONS

Precedent Premiums Paid By Minority Shareholders Over The Last 10 Years: (i) FV $500mm - $2.0bn and (ii) Acquiror Ownership of Target Between 15% - 50%

($ in millions, except per share values)

Transactions with Existing Acquiror Ownership

								Acq. % Target Ownership			Implied Prem. to Undist.				Memo:			
											Initial Offer Premium[1]		Final Offer Premium[1]					
First Offer	Initial Offer Public	Undisturbed Date	Final Agreement	Comment	Acquiror	Target	Firm Value	Pre	Post	Consideration	1-Day Prior	4-Wk Prior	1-Day Prior	4-Wk Prior	Initial Offer	Final Offer	# of Bumps	% Bump
02/12/19	Y	02/11/19	03/17/19	Tender	JAB Cosmetics	Coty	$1,748	40.1%	60.0%	Cash	24.9%	67.6%	24.9%	67.6%	$11.65	$11.65	–	–
11/09/18	Y	11/09/18	05/22/19	Common Control	NASCAR Holdings	International Speedway	1,167	39.5%	100.0%	Cash	7.5%	(0.6%)	15.2%	6.5%	$42.00	$45.00	5	7.1%
11/29/17	N	12/31/17	01/02/18	GP / LP	Archrock	Archrock Partners	1,959	41.3%	100.0%	Stock	16.4%	22.4%	23.4%	29.9%	1.32x	1.40x	2	6.1%
05/10/17	N	07/05/17	07/06/17	Merger	Liberty Interactive	HSN	1,757	38.2%	100.0%	Stock	25.0%	11.5%	28.9%	15.0%	1.60x[2]	1.65x[2]	1	3.1%
10/26/15	Y	10/23/15	12/21/15	GP / LP	Western Refining	Northern Tier Energy	1,737	38.4%	100.0%	Cash / Stock	14.8%	12.4%	17.8%	15.3%	$27.62	$28.34[3]	1	2.6%
06/10/13	Y	06/10/13	08/11/13	Merger w/ Go-Shop	Investor Group	Dole Food Co	1,018	37.6%	100.0%	Cash	17.6%	12.0%	32.4%	26.1%	$12.00	$13.50	4	12.5%
03/25/11	Y	03/24/11	07/10/11	GP / LP	Vanguard Natural Resources	Encore Energy Partners	764	46.0%	100.0%	Stock	(0.8%)	1.1%	3.3%	5.3%	0.72x	0.75x	1	4.2%
						Median:	$1,737	39.5%	100.0%		16.4%	12.0%	23.4%	15.3%				
						Mean:	1,450	40.2%	94.3%		15.1%	18.1%	20.8%	23.7%				

Source: Thomson SDC, company filings and publicly available news sources.

Note: Transactions announced between January 1, 2010 and February 12, 2021. Removed Brookfield / GrafTech since it was a two-step tender / merger acquisition.

1 Based on undisturbed price prior to initial public offer.

2 Originally 1.735x (Initial Offer) and 1.75x (Final Offer) but ratio declined due to diligence issues.

3 $28.34 in cash and stock (also offered $26.06 in cash).

20

CONFIDENTIAL C Appendix – Business Plan PROJECT ALINEA

Business Plan Overview C APPENDIX – BUSINESS PLAN PROJECT ALINEA 2021  Board approved budget: $695mm of revenue and $111mm of EBITDA before stock - based compensation (“SBC”) expense  $107mm of EBITDA after SBC versus $67mm in 2020 (margins rise to 15.4% versus 9.0% in 2020)  Teal Q3 ’20 margin of 12.3% pro forma for the sale of BestReviews and after deducting SBC expense  Historical and forecasted results exclude the financial impact of BestReviews Case A Case B  2022 and 2023 forecasts prepared at the request of the Special Committee (has not been reviewed by the Teal board)  2022 and 2023 revenues equal those used in Case B  Margins decline to 13% in 2022 and 11% in 2023 – consistent with Gannett levels in 2019 and 2021  Teal % digital revenues (LTM), ’19A - ’21E revenue CAGR, EBITDA margins (2020) and capex / revenue ratio (2020) are consistent with Gannett’s comparable statistics (see page 30)  2022 and 2023 forecasts prepared by Teal Management (has not been reviewed by the Teal board)  2023 revenues are 4% below those in Case A (2022 revenues are slightly below Case A)  Margins decline to 14% by 2023 Case C  2022 and 2023 forecasts prepared by Teal Management (has not been reviewed by the Teal board)  Revenues continue to decline and margins rise to 18% by 2023 Blended Case  Composite view incorporating 25% of Case A and 75% of Case B for each line item in 2022 and 2023  Prepared at the request of the Special Committee (has not been reviewed by the Teal board)  2023 revenue declines at 6.8% (same as 2021 revenue declines); EBITDA margins reach 15.3% (versus 15.4% in 2021) 21

$143 $167 $167 $147 $169 $200 $230 $196 $220 $196 $220 $197 $222 1,013 865 779 599 526 453 392 449 377 449 377 450 $381 $1,156 $1,032 $946 $746 $695 $653 $622 $645 $597 $645 $597 $647 $603 - 200 400 600 800 1,000 1,200 $1,400 2017A 2018A 2019A 2020E 2021E 2022E 2023E 2022E 2023E 2022E 2023E 2022E 2023E Digital Print Business Plan – Revenue & EBITDA ($ in millions) C APPENDIX – BUSINESS PLAN PROJECT ALINEA Revenue Commentary  ’21E - ’23E Print declines of 14% - 15% (CAGR) which are worse than ’17A - ’19A levels but better than ’19A - ’21E levels (23% decline in 2020)  Digital growth driven by: ( i ) a recovery in digital advertising (recover to ’19A levels by ’22E / ’23E), and (ii) growth in digital circulation (subscriber and ARPU growth) Case A Case B  Margins rise from 10% to 15% in ’21E (versus 11% for Gannett)  Case A has margins rise to 18% in ’23E  Case B has margins decline to 14% in ’23E (News Corp and NY Times level)  Case C has margins decline to 11% in ’23E (Gannett levels)  Blended Case margins hold at 15% (comparable to 2021) EBITDA (Post - SBC) $82 $80 $73 $67 $107 $110 $113 $102 $85 $84 $66 $104 $92 - 50 100 150 $200 2017A 2018A 2019A 2020E 2021E 2022E 2023E 2022E 2023E 2022E 2023E 2022E 2023E Post - SBC EBITDA Margin 7.8% 7.1% 7.7% 9.0% 15.4% 16.9% 18.1% 15.8% 14.3% Source: Teal Management. Note: Financials exclude the LA Times (sold in February 2018) and BestReviews (sold in December 2020). 1 2017 and 2018 normalized for the acquisitions of the Virginian - Pilot and the NY Daily News. 1 1 1 1 Case C 13.0% 11.0% $952 $1,074 $873 $679 $589 $543 $509 $543 $512 $557 $527 Operating Expenses FTE 3,821 2,863 2,479 2,217 2,106 2,300 2,191 – – NA NA (12.3%) (17.8%) (13.7%) (15.4%) (15.4%) 2 - Year Trailing Print CAGR Budget Blended Case A Case B Case C Budget Blended $543 $511 16.1% – 15.3% – (14.9%) 22

PROJECT ALINEA C APPENDIX – BUSINESS PLAN

Unlevered Free Cash Flow

($ in millions)

Selected Free Cash Flow Items

					Budget	Case A		Case B		Case C		Blended	
	2017A[1]	2018A[1]	2019A	2020E	2021E	2022E	2023E	2022E	2023E	2022E	2023E	2022E	2023E
Revenue	$1,156	$1,032	$946	$746	$695	$653	$622	$645	$597	$645	$597	$647	$603
% Growth		*(10.7%)*	*(8.4%)*	*(21.1%)*	*(6.8%)*	*(6.1%)*	*(4.7%)*	*(7.3%)*	*(7.5%)*	*(7.3%)*	*(7.5%)*	*(7.0%)*	*(6.8%)*
EBITDA (Post-SBC)	$82	$80	$73	$67	$107	$110	$113	$102	$85	$84	$66	$104	$92
% Margin	*7.1%*	*7.8%*	*7.7%*	*9.0%*	*15.4%*	*16.9%*	*18.1%*	*15.8%*	*14.3%*	*13.0%*	*11.0%*	*16.1%*	*15.3%*
Capex	($24)	($33)	($22)	($10)	($6)	($6)	($6)	($6)	($6)	($6)	($6)	($6)	($6)
% Revenue	*(2.1%)*	*(3.2%)*	*(2.3%)*	*(1.3%)*	*(0.9%)*	*(0.9%)*	*(1.0%)*	*(0.9%)*	*(1.0%)*	*(0.9%)*	*(1.0%)*	*(0.9%)*	*(1.0%)*
Adjusted Expenses[2]	($34)	($75)	($36)	($24)	($40)	($12)	($13)	($12)	($13)	($12)	($13)	($12)	($13)
Taxes @ 28%	$0	$13	($5)	($12)	($19)	($27)	($27)	($24)	($19)	($19)	($13)	($25)	($21)
Unlevered Free Cash Flow[3]	$21	($8)	$25	$28	$49	$69	$71	$64	$53	$51	$38	$65	$57
% Revenue	*1.8%*	*(0.7%)*	*2.6%*	*3.7%*	*7.0%*	*10.6%*	*11.4%*	*10.0%*	*8.8%*	*7.9%*	*6.5%*	*10.1%*	*9.5%*

Source: Teal Management.

Note: Financials exclude the LA Times (sold in February 2018) and BestReviews (sold in December 2020).

1 2017 and 2018 normalized for the acquisitions of the Virginian-Pilot and the NY Daily News.

2 Extraordinary charges related to items such as restructuring charges.

3 See page 31 for comprehensive unlevered free cash flow calculation.

23

Cases A, B, C and Blended Versus Projections Prepared In February 2020 ($ in millions) C APPENDIX – BUSINESS PLAN PROJECT ALINEA Revenue Capex EBITDA (Post - SBC) Unlevered Free Cash Flow $1,032 $946 $695 $653 $622 $645 $597 $859 $806 $762 $724 $780 $677 $1,156 $746 $647 $603 500 600 700 800 900 1,000 1,100 $1,200 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 $110 $113 $67 $102 $85 $82 $80 $73 $84 $66 $83 $75 $69 $64 $88 $105 $107 $104 $92 50 60 70 80 90 100 110 $120 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 $69 $71 $28 $64 $53 $21 ($8) $25 $49 $51 $38 $42 $36 $38 $37 ($8) $65 $57 -20 - 20 40 60 80 $100 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Source: Teal Management and Wall Street research. Note: Financials exclude the LA Times (sold in February 2018) and BestReviews (sold in December 2020). 2017 and 2018 normalized for the acquisitions of the Virginian - Pilot and the NY Daily News. 1 Noble broker estimates are pro forma for BestReviews . (20) $6 $10 $6 $24 $33 $22 $6 $13 $14 $8 - 10 20 30 $40 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Cases A, B, C, and Blended are equal Cases B and C are equal 2017 – 2019 Actual + 2020 Management Estimate + 2021 Budget February Case C Case B Case A Noble 1 Blended 24

PROJECT ALINEA C APPENDIX – BUSINESS PLAN

Teal Financial Projections – Case A

($ in millions, except ARPU data)

Summary of Teal Projections – Case A

$ in millions	2017PF[1]	2018PF[1]	2019A	2020E	Budget 2021E	2022E	2023E	'17A - '19A	'21E - '23E
Print Advertising	$494	$371	$312	$194	$157	$121	$95	(20.5%)	(22.2%)
Digital Advertising	97	101	87	67	73	83	93	(5.3%)	12.7%
Total Advertising	**$591**	**$472**	**$399**	**$261**	**$231**	**$204**	**$189**	**(17.8%)**	**(9.6%)**
YoY Growth	*NA*	*(20.1%)*	*(15.4%)*	*(34.6%)*	*(11.6%)*	*(11.8%)*	*(7.4%)*		
Print Circulation	363	357	337	308	286	263	239	(3.7%)	(8.5%)
Avg. Subs (000s)			895	792	677	592	515		
ARPU (Weekly)			$7.24	$7.47	$8.12	$8.52	$8.93		
Digital Circulation	10	18	29	46	66	86	103	73.7%	25.3%
Avg. Subs (000s)			290	384	469	526	579		
ARPU (Weekly)			$1.92	$2.28	$2.70	$3.13	$3.42		
Total Circulation	**$373**	**$375**	**$366**	**$353**	**$352**	**$348**	**$343**	**(0.9%)**	**(1.3%)**
YoY Growth	*NA*	*0.6%*	*(2.4%)*	*(3.4%)*	*(0.5%)*	*(1.0%)*	*(1.6%)*		
Traditional Other Revenue	156	137	130	97	83	69	57	(9.0%)	(17.0%)
Digital Other Revenue	36	49	51	34	30	32	34	18.9%	6.0%
Total Other Revenue	**$192**	**$186**	**$181**	**$132**	**$113**	**$101**	**$91**	**(3.1%)**	**(10.3%)**
YoY Growth	*NA*	*(3.5%)*	*(2.7%)*	*(27.0%)*	*(14.4%)*	*(10.2%)*	*(10.3%)*		
Total Operating Revenue	**$1,156**	**$1,032**	**$946**	**$746**	**$695**	**$653**	**$622**	**(9.6%)**	**(5.4%)**
YoY Growth	*(10.8%)*	*(10.7%)*	*(8.4%)*	*(21.1%)*	*(6.8%)*	*(6.1%)*	*(4.7%)*		
Compensation	435	396	338	265	230	214	206	(11.8%)	(5.3%)
Circulation Distribution	203	178	171	148	131	115	103	(8.1%)	(11.0%)
Newsprint & Ink	69	68	57	34	27	26	24	(9.0%)	(6.5%)
Outside Services / Printing	174	179	134	103	98	91	86	(12.3%)	(6.3%)
Occupancy, Insurance / Office Exp.	55	59	62	51	37	34	29	6.2%	(11.1%)
Other Expenses[2]	129	61	98	73	62	59	57	(13.0%)	(4.3%)
Total Operating Expenses	**$1,065**	**$942**	**$859**	**$674**	**$584**	**$539**	**$505**	**(10.1%)**	**(7.0%)**
Adjusted EBITDA (Pre-SBC)	**$92**	**$91**	**$86**	**$72**	**$111**	**$114**	**$117**	**(2.9%)**	**2.6%**
YoY Growth	*3.4%*	*(0.8%)*	*(4.9%)*	*(16.2%)*	*53.4%*	*3.1%*	*2.1%*		
Margin %	*7.9%*	*8.8%*	*9.1%*	*9.7%*	*16.0%*	*17.5%*	*18.8%*		
Stock-Based Compensation	9	10	13	5	4	4	4	19.2%	0.0%
Adjusted EBITDA (Post-SBC)	**$82**	**$80**	**$73**	**$67**	**$107**	**$110**	**$113**	**(5.7%)**	**2.7%**
YoY Growth	*1.6%*	*(2.3%)*	*(9.0%)*	*(8.2%)*	*59.1%*	*3.2%*	*2.2%*		
Margin %	*7.1%*	*7.8%*	*7.7%*	*9.0%*	*15.4%*	*16.9%*	*18.1%*		

Case A Observations

- **'21E-'23E Print declines consistent with '17A-'19A experience (declined 38% in 2020)**
- **Digital advertising in 2019 was hurt by: (i) Daily News shift to digital subscriptions, and (ii) Cars.com contract unwind**
  - Declined 23% in 2020 and recovers to 2019 levels by 2022 / 2023
- **Print circulation declined 8.6% in 2020 with similar declines forecasted for '21E-'23E (above the '17A-'19A levels)**
- **Digital circulation is forecasted to double between 2020 and 2023 based on subscriber growth and better churn management, despite less price discounting**
- **Traditional Other Revenue (direct mail and print / distribution for peers) declined 25% in 2020 (mid-teens percentage annual declines from '20E-'23E)**
- **Digital Other (content agency) revenue is held flat from '20E-'23E**
- **Margins rise from 9.0% in 2020 to 15.4% in 2021 (Q3'20A margins were 12.3% post-SBC)**

  Margins rise to 18.1% by 2023 (margin expansion driven primarily by distribution outsourcing and the reduction in occupancy expense)

Source: Teal Management.

Note: Financials exclude the LA Times (sold in February 2018) and BestReviews (sold in December 2020).

1 2017 and 2018 normalized for the acquisitions of the Virginian-Pilot and the NY Daily News.

2 Other Expenses include: Digital COGS / Royalties, Supplies / R&M, Employee Expenses, Misc. Expenses and Allocations.

25

PROJECT ALINEA C APPENDIX – BUSINESS PLAN

Teal Financial Projections – Case B

($ in millions, except ARPU data)

Summary of Teal Projections – Case B

$ in millions	2017PF[1]	2018PF[1]	2019A	2020E	Budget 2021E	2022E	2023E	'17A - '19A	'21E - '23E
Print Advertising	$494	$371	$312	$194	$157	$118	$86	(20.5%)	(26.2%)
Digital Advertising	97	101	87	67	73	82	91	(5.3%)	11.2%
Total Advertising	**$591**	**$472**	**$399**	**$261**	**$231**	**$200**	**$177**	**(17.8%)**	**(12.6%)**
YoY Growth	*NA*	*(20.1%)*	*(15.4%)*	*(34.6%)*	*(11.6%)*	*(13.4%)*	*(11.7%)*		
Print Circulation	363	357	337	308	286	263	237	(3.7%)	(9.0%)
Avg. Subs (000s)			895	792	677	592	512		
ARPU (Weekly)			$7.24	$7.47	$8.12	$8.52	$8.88		
Digital Circulation	10	18	29	46	66	84	99	73.7%	22.8%
Avg. Subs (000s)			290	384	469	526	576		
ARPU (Weekly)			$1.92	$2.28	$2.70	$3.07	$3.30		
Total Circulation	**$373**	**$375**	**$366**	**$353**	**$352**	**$347**	**$336**	**(0.9%)**	**(2.3%)**
YoY Growth	*NA*	*0.6%*	*(2.4%)*	*(3.4%)*	*(0.5%)*	*(1.4%)*	*(3.1%)*		
Traditional Other Revenue	156	137	130	97	83	69	54	(9.0%)	(18.9%)
Digital Other Revenue	36	49	51	34	30	30	30	18.9%	(0.7%)
Total Other Revenue	**$192**	**$186**	**$181**	**$132**	**$113**	**$98**	**$84**	**(3.1%)**	**(13.7%)**
YoY Growth	*NA*	*(3.5%)*	*(2.7%)*	*(27.0%)*	*(14.4%)*	*(12.9%)*	*(14.5%)*		
Total Operating Revenue	**$1,156**	**$1,032**	**$946**	**$746**	**$695**	**$645**	**$597**	**(9.6%)**	**(7.4%)**
YoY Growth	*(10.8%)*	*(10.7%)*	*(8.4%)*	*(21.1%)*	*(6.8%)*	*(7.3%)*	*(7.5%)*		
Compensation	435	396	338	265	230	214	207	(11.8%)	(5.1%)
Circulation Distribution	203	178	171	148	131	115	103	(8.1%)	(11.0%)
New sprint & Ink	69	68	57	34	27	26	24	(9.0%)	(6.8%)
Outside Services / Printing	174	179	134	103	98	91	86	(12.3%)	(6.3%)
Occupancy, Insurance / Office Exp.	55	59	62	51	37	34	30	6.2%	(10.1%)
Other Expenses[2]	129	61	98	73	62	59	57	(13.0%)	(3.9%)
Total Operating Expenses	**$1,065**	**$942**	**$859**	**$674**	**$584**	**$539**	**$507**	**(10.1%)**	**(6.8%)**
Adjusted EBITDA (Pre-SBC)	**$92**	**$91**	**$86**	**$72**	**$111**	**$106**	**$89**	**(2.9%)**	**(10.3%)**
YoY Growth	*3.4%*	*(0.8%)*	*(4.9%)*	*(16.2%)*	*53.4%*	*(4.4%)*	*(15.9%)*		
Margin %	*7.9%*	*8.8%*	*9.1%*	*9.7%*	*16.0%*	*16.5%*	*15.0%*		
Stock-Based Compensation	9	10	13	5	4	4	4	19.2%	0.0%
Adjusted EBITDA (Post-SBC)	**$82**	**$80**	**$73**	**$67**	**$107**	**$102**	**$85**	**(5.7%)**	**(10.8%)**
YoY Growth	*1.6%*	*(2.3%)*	*(9.0%)*	*(8.2%)*	*59.1%*	*(4.5%)*	*(16.6%)*		
Margin %	*7.1%*	*7.8%*	*7.7%*	*9.0%*	*15.4%*	*15.8%*	*14.3%*		

Case B Observations

- **No changes to 2021 budget**
- **Case B revenues are $8mm lower in 2022 (versus Case A) and $26mm lower in 2023 (versus Case A)**
- **Roughly half of the revenue reductions come from Advertising with the other half split roughly evenly between Circulation and Other**
  - 2023 reductions in Advertising mostly in print (75%)
  - 2023 reductions in Circulation and Other split roughly evenly between Print and Digital
- **Margins decline from 15.4% in 2021 to 14.3% in 2023 (News Corp and New York Times levels)**

Source: Teal Management.

Note: Financials exclude the LA Times (sold in February 2018) and BestReviews (sold in December 2020).

1 2017 and 2018 normalized for the acquisitions of the Virginian-Pilot and the NY Daily News.

2 Other Expenses include: Digital COGS / Royalties, Supplies / R&M, Employee Expenses, Misc. Expenses and Allocations.

26

PROJECT ALINEA
C APPENDIX – BUSINESS PLAN

Teal Financial Projections – Case C

($ in millions, except ARPU data)

Summary of Teal Projections – Case C

$ in millions	2017PF[1]	2018PF[1]	2019A	2020E	Budget 2021E	2022E	2023E	'17A - '19A	'21E - '23E
Print Advertising	$494	$371	$312	$194	$157	$118	$86	(20.5%)	(26.2%)
Digital Advertising	97	101	87	67	73	82	91	(5.3%)	11.2%
Total Advertising	**$591**	**$472**	**$399**	**$261**	**$231**	**$200**	**$177**	**(17.8%)**	**(12.6%)**
YoY Growth	*NA*	*(20.1%)*	*(15.4%)*	*(34.6%)*	*(11.6%)*	*(13.4%)*	*(11.7%)*		
Print Circulation	363	357	337	308	286	263	237	(3.7%)	(9.0%)
Avg. Subs (000s)			895	792	677	592	512		
ARPU (Weekly)			$7.24	$7.47	$8.12	$8.52	$8.88		
Digital Circulation	10	18	29	46	66	84	99	73.7%	22.8%
Avg. Subs (000s)			290	384	469	526	576		
ARPU (Weekly)			$1.92	$2.28	$2.70	$3.07	$3.30		
Total Circulation	**$373**	**$375**	**$366**	**$353**	**$352**	**$347**	**$336**	**(0.9%)**	**(2.3%)**
YoY Growth	*NA*	*0.6%*	*(2.4%)*	*(3.4%)*	*(0.5%)*	*(1.4%)*	*(3.1%)*		
Traditional Other Revenue	156	137	130	97	83	69	54	(9.0%)	(18.9%)
Digital Other Revenue	36	49	51	34	30	30	30	18.9%	(0.7%)
Total Other Revenue	**$192**	**$186**	**$181**	**$132**	**$113**	**$98**	**$84**	**(3.1%)**	**(13.7%)**
YoY Growth	*NA*	*(3.5%)*	*(2.7%)*	*(27.0%)*	*(14.4%)*	*(12.9%)*	*(14.5%)*		
Total Operating Revenue	**$1,156**	**$1,032**	**$946**	**$746**	**$695**	**$645**	**$597**	**(9.6%)**	**(7.4%)**
YoY Growth	*(10.8%)*	*(10.7%)*	*(8.4%)*	*(21.1%)*	*(6.8%)*	*(7.3%)*	*(7.5%)*		
Compensation	435	396	338	265	230			(11.8%)	
Circulation Distribution	203	178	171	148	131			(8.1%)	
New sprint & Ink	69	68	57	34	27			(9.0%)	
Outside Services / Printing	174	179	134	103	98			(12.3%)	
Occupancy, Insurance / Office Exp.	55	59	62	51	37			6.2%	
Other Expenses[2]	129	61	98	73	62			(13.0%)	
Total Operating Expenses	**$1,065**	**$942**	**$859**	**$674**	**$584**	**$557**	**$527**	**(10.1%)**	**(5.1%)**
Adjusted EBITDA (Pre-SBC)	**$92**	**$91**	**$86**	**$72**	**$111**	**$88**	**$70**	**(2.9%)**	**(20.8%)**
YoY Growth	*3.4%*	*(0.8%)*	*(4.9%)*	*(16.2%)*	*53.4%*	*(20.8%)*	*(20.7%)*		
Margin %	*7.9%*	*8.8%*	*9.1%*	*9.7%*	*16.0%*	*13.6%*	*11.7%*		
Stock-Based Compensation	9	10	13	5	4	4	4	19.2%	0.0%
Adjusted EBITDA (Post-SBC)	**$82**	**$80**	**$73**	**$67**	**$107**	**$84**	**$66**	**(5.7%)**	**(21.7%)**
YoY Growth	*1.6%*	*(2.3%)*	*(9.0%)*	*(8.2%)*	*59.1%*	*(21.6%)*	*(21.7%)*		
Margin %	*7.1%*	*7.8%*	*7.7%*	*9.0%*	*15.4%*	*13.0%*	*11.0%*		

Case C Observations

- **No changes to 2021 budget**
- **Incorporates Case B revenues**
- **Target Gannett margins (~11% in 2019 and 2021) by 2023**
  - Current operating similarities highlighted on the left side of page 30
- **This Case was prepared at the request of the Special Committee**

Source: Prepared at the request of the Special Committee.

Note: Financials exclude the LA Times (sold in February 2018) and BestReviews (sold in December 2020).

1 2017 and 2018 normalized for the acquisitions of the Virginian-Pilot and the NY Daily News.

2 Other Expenses include: Digital COGS / Royalties, Supplies / R&M, Employee Expenses, Misc. Expenses and Allocations.

27

 No changes to 2021 budget  Composite view incorporating 25% of Case A and 75% of Case B for each line item in 2022 and 2023  2023 revenue declines at 6.8% (same as 2021 revenue declines)  EBITDA margins reach 15.3% (versus 15.4% in 2021)  This Case was prepared at the request of the Special Committee Teal Financial Projections – Blended Case (25% A + 75% B) ($ in millions, except ARPU data) C APPENDIX – BUSINESS PLAN PROJECT ALINEA Summary of Teal Projections – Blended Case Blended Case Observations Source: Prepared at the request of the Special Committee. Note: Financials exclude the LA Times (sold in February 2018) and BestReviews (sold in December 2020). 1 2017 and 2018 normalized for the acquisitions of the Virginian - Pilot and the NY Daily News. 2 Other Expenses include: Digital COGS / Royalties, Supplies / R&M, Employee Expenses, Misc. Expenses and Allocations. Budget $ in millions 2017PF 1 2018PF 1 2019A 2020E 2021E 2022E 2023E '17A - '19A '21E - '23E Print Advertising $494 $371 $312 $194 $157 $118 $88 (20.5%) (25.2%) Digital Advertising 97 101 87 67 73 83 91 (5.3%) 11.6% Total Advertising $591 $472 $399 $261 $231 $201 $180 (17.8%) (11.8%) YoY Growth NA (20.1%) (15.4%) (34.6%) (11.6%) (13.0%) (10.6%) Print Circulation 363 357 337 308 286 263 237 (3.7%) (8.9%) Avg. Subs (000s) 895 792 677 592 513 ARPU (Weekly) $7.24 $7.47 $8.12 $8.52 $8.89 Digital Circulation 10 18 29 46 66 85 100 73.7% 23.4% Avg. Subs (000s) 290 384 469 526 577 ARPU (Weekly) $1.92 $2.28 $2.70 $3.09 $3.33 Total Circulation $373 $375 $366 $353 $352 $347 $338 (0.9%) (2.0%) YoY Growth NA 0.6% (2.4%) (3.4%) (0.5%) (1.3%) (2.7%) Traditional Other Revenue 156 137 130 97 83 69 55 (9.0%) (18.4%) Digital Other Revenue 36 49 51 34 30 30 31 18.9% 1.0% Total Other Revenue $192 $186 $181 $132 $113 $99 $86 (3.1%) (12.8%) YoY Growth NA (3.5%) (2.7%) (27.0%) (14.4%) (12.2%) (13.4%) Total Operating Revenue $1,156 $1,032 $946 $746 $695 $647 $603 (9.6%) (6.9%) YoY Growth (10.8%) (10.7%) (8.4%) (21.1%) (6.8%) (7.0%) (6.8%) Compensation 435 396 338 265 230 214 207 (11.8%) (5.1%) Circulation Distribution 203 178 171 148 131 115 103 (8.1%) (11.0%) Newsprint & Ink 69 68 57 34 27 26 24 (9.0%) (6.7%) Outside Services / Printing 174 179 134 103 98 91 86 (12.3%) (6.3%) Occupancy, Insurance / Office Exp. 55 59 62 51 37 34 30 6.2% (10.3%) Other Expenses2 129 61 98 73 62 59 57 (13.0%) (4.0%) Total Operating Expenses $1,065 $942 $859 $674 $584 $539 $507 (10.1%) (6.9%) Adjusted EBITDA (Pre-SBC) $92 $91 $86 $72 $111 $108 $96 (2.9%) (6.9%) YoY Growth 3.4% (0.8%) (4.9%) (16.2%) 53.4% (2.5%) (11.2%) Margin % 7.9% 8.8% 9.1% 9.7% 16.0% 16.7% 15.9% Stock-Based Compensation 9 10 13 5 4 4 4 19.2% 0.0% Adjusted EBITDA (Post-SBC) $82 $80 $73 $67 $107 $104 $92 (5.7%) (7.2%) YoY Growth 1.6% (2.3%) (9.0%) (8.2%) 59.1% (2.6%) (11.6%) Margin % 7.1% 7.8% 7.7% 9.0% 15.4% 16.1% 15.3% 28

PROJECT ALINEA

C APPENDIX – BUSINESS PLAN

Differences Between Cases – Cases B, C and Blended Relative to Case A

($ in millions)

Gap in Revenue Analysis

Gap in Revenue

$ in millions	2021E Versus 2020E			2022E				Gap			2023E				Gap		
	2021E	2020E	Gap	Case A	Case B	Case C	Blended	A to B	A to C	A to Blend	Case A	Case B	Case C	Blended	A to B	A to C	A to Blend
Print Advertising	$157	$194	($37)	$121	$118	$118	$118	($3)	($3)	($2)	$95	$86	$86	$88	($9)	($9)	($7)
Digital Advertising	73	67	6	83	82	82	83	(0)	(0)	(0)	93	91	91	91	(3)	(3)	(2)
Total Advertising	$231	$261	($30)	$204	$200	$200	$201	($4)	($4)	($3)	$189	$177	$177	$180	($12)	($12)	($9)
Print Circulation	286	308	(22)	263	263	263	263	–	–	–	239	237	237	237	(3)	(3)	(2)
Digital Circulation	66	46	20	86	84	84	85	(2)	(2)	(1)	103	99	99	100	(4)	(4)	(3)
Total Circulation	$352	$353	($2)	$348	$347	$347	$347	($2)	($2)	($1)	$343	$336	$336	$338	($7)	($7)	($5)
Traditional Other Revenue	83	97	(15)	69	69	69	69	(1)	(1)	(1)	57	54	54	55	(3)	(3)	(2)
Digital Other Revenue	30	34	(4)	32	30	30	30	(2)	(2)	(2)	34	30	30	31	(4)	(4)	(3)
Total Other Revenue	$113	$132	($19)	$101	$98	$98	$99	($3)	($3)	($2)	$91	$84	$84	$86	($7)	($7)	($5)
Total Operating Revenue	$695	$746	($51)	$653	$645	$645	$647	($8)	($8)	($6)	$622	$597	$597	$603	($26)	($26)	($19)

Operating Expenses as a Percentage of Revenue

Operating Expenses

$ in millions	2021E Versus 2020E			2022E				Gap			2023E				Gap		
	2021E	2020E	Gap	Case A	Case B	Case C	Blended	A to B	A to C	A to Blend	Case A	Case B	Case C	Blended	A to B	A to C	A to Blend
Compensation	33.0%	35.6%	(2.5%)	32.8%	33.2%		33.1%	0.4%		(0.3%)	33.1%	34.7%		34.3%	1.6%		1.2%
Circulation Distribution	18.8%	19.8%	(1.0%)	17.6%	17.8%		17.8%	0.2%		(0.2%)	16.6%	17.3%		17.1%	0.7%		0.5%
New sprint & Ink	3.9%	4.5%	(0.6%)	3.9%	4.0%		4.0%	0.1%		(0.0%)	3.8%	4.0%		3.9%	0.1%		0.1%
Outside Services / Printing	14.1%	13.8%	0.3%	14.0%	14.2%		14.1%	0.2%		(0.1%)	13.8%	14.4%		14.3%	0.6%		0.4%
Occupancy, Insurance / Office Exp.	5.3%	6.8%	(1.4%)	5.2%	5.3%		5.2%	0.1%		(0.0%)	4.7%	5.0%		4.9%	0.3%		0.2%
Other Expenses[1]	8.9%	9.8%	(0.9%)	9.0%	9.1%		9.1%	0.1%		(0.1%)	9.1%	9.6%		9.5%	0.5%		0.3%
Stock-Based Compensation	0.6%	0.7%	(0.1%)	0.6%	0.6%		0.6%	0.0%		(0.0%)	0.7%	0.7%		0.7%	0.0%		0.0%
Total Operating Expenses	84.6%	91.0%	(6.4%)	83.1%	84.2%	87.0%	83.9%	1.1%	3.9%	(0.8%)	81.9%	85.7%	89.0%	84.7%	3.9%	7.1%	2.9%
EBITDA (Post-SBC)	$107	$67	$40	$110	$102	$84	$104	($8)	($27)	($6)	$113	$85	$66	$92	($28)	($47)	($21)
Margin %	*15.4%*	*9.0%*		*16.9%*	*15.8%*	*13.0%*	*16.1%*				*18.1%*	*14.3%*	*11.0%*	*15.3%*			

Source: Teal Management.

1 Other Expenses include: Digital COGS / Royalties, Supplies / R&M, Employee Expenses, Misc. Expenses and Allocations.

29

Operations In Perspective – Similar to Gannett C APPENDIX – BUSINESS PLAN PROJECT ALINEA % Digital LTM Revenue Days Receivable as of September 30 th , 2020 2 Source: Teal Management, Company filings, FactSet and Wall Street Research. 1 Pro forma for sale of BestReviews . 2 Based on a 365 day year and LTM revenue. 3 Includes A/P, accrued expenses, comp and benefits, as well as deferred revenue (excludes the current portion of debt and leas es and other current liabilities). 4 News Corp does not fully disclose the details of its digital revenues. 2020E EBITDA (Post - SBC) Margin 2019A EBITDA (Post - SBC) Margin 34.9 29.4 23.9 51.5 25.7 1 Teal 7.8% 10.9% 19.5% 11.8% 13.7% 1 Teal 19.1% 37.0% 36.8% 36.8% 36.9% 18.4% 26.8% 46.4% Teal 1 9.0% 18.1% 14.3% 11.0% 15.3% 9.7% 15.8% 12.6% 14.1% 2.5% 5.3% 0.7% 2.3% 1.8% ’19A Capex % Revenue Teal Case A 2023E 1 Teal Case B 2023E 1 1.0% 1.0% Teal Case C 2023E 1 87.2 74.4 55.2 Similar 43.7 55.9 Teal 1 Teal Case A 2023E 1 Teal Case B 2023E 1 Teal Case C 2023E 1 1.0% 14.0% 14.6% NA 15.4% 11.1% ’21E EBITDA (Post - SBC) Margin NA 4 Days Core Current Liabilities as of 9/30/20 2,3 Similar Note: ’19A - ’21E Revenue CAGR (14.2%) Teal ( Mgmt Estimate) (13.3%) Gannett (Street) Teal Blended 2023E 1 1.0% Teal Blended 2023E 1 30

Unlevered Free Cash Flow Build ($ in millions) C APPENDIX – BUSINESS PLAN PROJECT ALINEA Case A Case B Case C Blended Case February Model 2017A 2018A 2019A 2020E 2021E 2022E 2023E 2022E 2023E 2022E 2023E 2022E 2023E Revenue $1,156 $1,032 $946 $746 $695 $653 $622 $645 $597 $645 $597 $647 $603 % Growth (10.7%) (8.4%) (21.1%) (6.8%) (6.1%) (4.7%) (7.3%) (7.5%) (7.3%) (7.5%) (7.0%) (6.8%) Pre-SBC EBITDA 92 91 86 72 111 114 117 106 89 88 70 108 96 Less: SBC (9) (10) (13) (5) (4) (4) (4) (4) (4) (4) (4) (4) (4) Post SBC EBITDA $82 $80 $73 $67 $107 $110 $113 $102 $85 $84 $66 $104 $92 % Growth (2.3%) (9.0%) (8.2%) 59.1% 3.2% 2.2% (4.5%) (16.6%) (21.6%) (21.7%) (2.6%) (11.6%) % Margin 7.1% 7.8% 7.7% 9.0% 15.4% 16.9% 18.1% 15.8% 14.3% 13.0% 11.0% 16.1% 15.3% Less: D&A ($48) ($51) ($21) ($9) ($8) ($7) ($5) ($7) ($5) ($7) ($5) ($7) ($5) Less: Adjusted Expenses (34) (75) (36) (24) (40) (12) (13) (12) (13) (12) (13) (12) (13) Plus: Property Sales – – 0 10 7 4 – 4 – 4 – 4 – EBT ($0) ($45) $16 $44 $66 $95 $95 $87 $67 $69 $48 $89 $74 Tax Rate 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% Less: Cash Taxes 0 13 (5) (12) (19) (27) (27) (24) (19) (19) (13) (25) (21) NOPAT ($0) ($33) $12 $32 $48 $69 $68 $63 $48 $50 $34 $64 $53 Plus: D&A $48 $51 $21 $9 $8 $7 $5 $7 $5 $7 $5 $7 $5 Plus: Change in NWC (6) 4 10 (3) (2) (0) 3 1 5 1 5 0 4 Plus: SBC1 5 5 7 3 2 2 2 2 2 2 2 2 2 Less: Capex (24) (33) (22) (10) (6) (6) (6) (6) (6) (6) (6) (6) (6) % Capex / Revenue 2.1% 3.2% 2.3% 1.3% 0.9% 0.9% 1.0% 0.9% 1.0% 0.9% 1.0% 0.9% 1.0% Less: Pension Contribution (2) (3) (4) (4) (2) (2) (2) (2) (2) (2) (2) (2) (2) Plus: Tax Benefit from Pension Cont. 0 1 1 1 1 1 1 1 1 1 1 1 1 Unlevered Free Cash Flow $21 ($8) $25 $28 $49 $69 $71 $64 $53 $51 $38 $65 $57 % Growth n.m. n.m. 13.6% 74.0% 42.9% 2.0% 32.3% (18.1%) 5.2% (24.6%) 34.9% (12.8%) UFCF Conversion % 1.8% (0.7%) 2.6% 3.7% 7.0% 10.6% 11.4% 10.0% 8.8% 7.9% 6.5% 10.1% 9.5% Source: Teal Management, Company filings, FactSet and Wall Street Research. Note: Pro forma for sale of BestReviews . 1 Add back 50% of SBC during the planning period (50% accounted for in the fully diluted share count). Teal UFCF Build and Case Comparison 31

Flash Update Versus Board Approved Budget ($ in millions) C APPENDIX – BUSINESS PLAN PROJECT ALINEA Q1 Q2 Q3 Q4 Total Budget Revenue (2021) $172.3 $171.4 $170.4 $181.4 $695.5 Growth Over 2020 Actual (34.2) (0.3) (5.1) (11.2) (50.8) Flash Update Revenue (2021) $171.5 $171.8 $171.3 $182.3 $696.9 Change vs. Budget (0.8) 0.4 0.9 0.9 1.5 Budget Adjusted Pre-SBC EBITDA (2021) $21.8 $26.1 $27.2 $36.0 $111.0 Growth Over 2020 Actual 12.3 13.2 5.1 8.1 38.6 Flash Update Pre-SBC EBITDA (2021) $21.5 $27.2 $29.0 $37.8 $115.5 Change vs. Budget (0.3) 1.1 1.9 1.9 4.5 Source: Teal Management The Flash Update (which was sent to Amber / Moelis in late January) called for lower Q1 numbers (versus the Board approved Budget). Nevertheless, the Q2 – Q4 estimates increased due to cost reductions (primarily). These Q2 – Q4 cost reductions are a p ull forward of cost reductions contemplated later in the business plan forecasts (versus incremental cash flow). Given the Q1 dec lin es and the historical volatility in these Flash estimates (see next page), these Flash views are uncertain. Teal Management rema ins highly confident in their ability to achieve the Board Approved Budget from December. 32

Flash Update History Over Time – History Of Volatility ($ in millions) C APPENDIX – BUSINESS PLAN PROJECT ALINEA 2019 Annual Revenue 2020 Annual Revenue 2019 Annual Adj. EBITDA (Pre - SBC) 2020 Annual Adj. EBITDA (Pre - SBC) $1,000 $998 $993 $994 $992 $989 $986 $987 $985 $983 975 985 995 1,005 1,015 1,025 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Dec-19 Source: Teal Management. Note: Financials include BestReviews . Flash $903 $902 $821 $806 $809 $808 $804 $802 $801 $801 775 825 875 925 Jan-20 Mar-20 May-20 Jul-20 Sep-20 Dec-20 $105 $105 $107 $102 $102 $105 $105 $102 $101 95 100 105 110 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Dec-19 $105 $105 $105 $87 $89 $90 $97 $102 $102 $103 $102 $101 $101 85 90 95 100 105 110 Jan-20 Mar-20 May-20 Jul-20 Sep-20 Dec-20 $ $ $ $ Board Approved Budget Actual 33

CONFIDENTIAL D Appendix – DCF PROJECT ALINEA

Discounted Cash Flow Analysis D APPENDIX – DCF PROJECT ALINEA Source: DCFs based on Teal Case A, Case B, Case C and Blended Case projections. Price / Share Implied Perp. Growth Rate Implied Share Price At Assumed TV Multiples 3.0x 3.5x 4.0x 4.5x 5.0x $14.92 $15.79 $16.65 $17.52 $18.38 14.82 15.67 16.53 17.38 18.24 14.72 15.56 16.41 17.25 18.09 14.62 15.45 16.28 17.12 17.95 14.52 15.35 16.17 16.99 17.80 Implied PGR At Assumed TV Multiples 3.0x 3.5x 4.0x 4.5x 5.0x (10.9%) (8.5%) (6.6%) (5.1%) (3.9%) (10.5%) (8.1%) (6.2%) (4.7%) (3.4%) (10.1%) (7.7%) (5.8%) (4.2%) (3.0%) (9.7%) (7.2%) (5.3%) (3.8%) (2.5%) (9.2%) (6.8%) (4.9%) (3.4%) (2.1%) Implied Share Price At Assumed TV Multiples 3.0x 3.5x 4.0x 4.5x 5.0x $13.11 $13.78 $14.45 $15.12 $15.79 13.03 13.69 14.36 15.02 15.68 12.95 13.61 14.26 14.91 15.56 12.87 13.52 14.17 14.81 15.45 12.80 13.44 14.07 14.71 15.34 Implied PGR At Assumed TV Multiples 3.0x 3.5x 4.0x 4.5x 5.0x (10.5%) (8.2%) (6.3%) (4.8%) (3.6%) (10.1%) (7.7%) (5.9%) (4.4%) (3.2%) (9.7%) (7.3%) (5.5%) (4.0%) (2.7%) (9.3%) (6.9%) (5.0%) (3.5%) (2.3%) (8.9%) (6.5%) (4.6%) (3.1%) (1.8%) Case A Case B Blended Case Implied Share Price At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $17.32 $18.47 $19.62 $20.76 $21.90 9.5% 17.19 18.32 19.45 20.58 21.71 10.0% 17.05 18.17 19.29 20.40 21.52 10.5% 16.92 18.03 19.13 20.23 21.33 11.0% 16.80 17.88 18.97 20.06 21.14 Implied PGR At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (11.2%) (8.8%) (6.9%) (5.3%) (4.1%) 9.5% (10.8%) (8.3%) (6.4%) (4.9%) (3.6%) 10.0% (10.4%) (7.9%) (6.0%) (4.5%) (3.2%) 10.5% (10.0%) (7.5%) (5.6%) (4.0%) (2.8%) 11.0% (9.6%) (7.1%) (5.2%) (3.6%) (2.3%) Case C Teal revenue declining 4.7% in 2023 Teal revenue declining 7.5% in 2023 Teal revenue declining 6.8% in 2023 Teal revenue declining 7.5% in 2023 34

D APPENDIX – DCF PROJECT ALINEA Unlevered Free Cash Flow Projections Source: Teal Case A. Note: DCF valuation as of December 31, 2020 using end of year discounting convention. Terminal values based off of 2023E Post - SB C EBITDA of $113mm. Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. 1 Add back 50% of SBC during the planning period (50% accounted for in the fully diluted share count). 2 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value 3 Represents after tax proceeds related to the sale of the New Jersey real estate and IP addresses / domain names. See page 43 for additional detail. Teal – DCF Valuation Analysis as of 12/31/2020 (Case A) ($ in millions, except per share values) Per Teal Management Fiscal Year Ended December 31, 20E - '23E Terminal 2019A 2020E 2021E 2022E 2023E CAGR Value Revenue $946 $746 $695 $653 $622 (5.9%) % Growth (8.4%) (21.1%) (6.8%) (6.1%) (4.7%) Pre-SBC EBITDA 86 72 111 114 117 17.3% Less: SBC (13) (5) (4) (4) (4) Post-SBC EBITDA $73 $67 $107 $110 $113 18.8% $113 % Growth (9.0%) (8.2%) 59.1% 3.2% 2.2% % Margin 7.7% 9.0% 15.4% 16.9% 18.1% Less: D&A ($21) ($9) ($8) ($7) ($5) ($6) Less: Adjusted Expenses (36) (24) (40) (12) (13) – Plus: Property Sales – 10 7 4 – – EBT $16 $44 $66 $95 $95 29.0% $107 Tax Rate 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% Less: Cash Taxes (5) (12) (19) (27) (27) (30) NOPAT $12 $32 $48 $69 $68 29.0% $77 Plus: D&A $21 $9 $8 $7 $5 $6 Plus: Change in NWC 10 (3) (2) (0) 3 – Plus: SBC1 7 3 2 2 2 – Less: Capex (22) (10) (6) (6) (6) (6) % Capex / Revenue 2.3% 1.3% 0.9% 0.9% 1.0% Less: Pension Contribution2 (4) (4) (2) (2) (2) – Plus: Tax Ben. From Pension 1 1 1 1 1 – Plus: AT Proceeds from JC & IP Addresses – – – 28 – – Unlevered Free Cash Flow $25 $28 $49 $97 $71 36.4% $77 Teal DCF Analysis Implied Share Price At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $17.32 $18.47 $19.62 $20.76 $21.90 9.5% 17.19 18.32 19.45 20.58 21.71 10.0% 17.05 18.17 19.29 20.40 21.52 10.5% 16.92 18.03 19.13 20.23 21.33 11.0% 16.80 17.88 18.97 20.06 21.14 Implied PGR At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (11.2%) (8.8%) (6.9%) (5.3%) (4.1%) 9.5% (10.8%) (8.3%) (6.4%) (4.9%) (3.6%) 10.0% (10.4%) (7.9%) (6.0%) (4.5%) (3.2%) 10.5% (10.0%) (7.5%) (5.6%) (4.0%) (2.8%) 11.0% (9.6%) (7.1%) (5.2%) (3.6%) (2.3%) Revenue is expected to decline by 4.7% in 2023 3 35

D APPENDIX – DCF PROJECT ALINEA DCF Valuation Analysis – Terminal Multiple Method Source: Teal Case A. Note: DCF valuation as of December 31, 2020. Cash flows discounted using year - end convention. Terminal values based off 2023E Po st - SBC EBITDA of $113mm. Balance sheet as of December 31, 2020. 1 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value. 2 See pages 44 and 45 for additional detail. 3 Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. Teal – DCF Valuation Analysis (Case A) ($ in millions, except per share values) PV of Terminal Value Implied Firm Value Implied FV / 2020E EBITDA PV of At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC Forecast 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $170 $261 $305 $348 $392 $435 $431 $474 $518 $561 $605 6.4x 7.1x 7.7x 8.4x 9.0x 9.5% 168 257 300 343 386 429 426 468 511 554 597 6.3 7.0 7.6 8.3 8.9 10.0% 167 254 296 339 381 423 421 463 505 548 590 6.3 6.9 7.5 8.2 8.8 10.5% 165 251 292 334 376 418 416 457 499 541 583 6.2 6.8 7.4 8.1 8.7 11.0% 164 247 288 330 371 412 411 452 493 534 576 6.1 6.7 7.3 8.0 8.6 Implied PGR Terminal Value as % of FV Implied FV / 2021E EBITDA At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (11.2%) (8.8%) (6.9%) (5.3%) (4.1%) 60.6% 64.2% 67.2% 69.8% 72.0% 4.0x 4.4x 4.8x 5.3x 5.7x 9.5% (10.8%) (8.3%) (6.4%) (4.9%) (3.6%) 60.5% 64.1% 67.1% 69.7% 71.9% 4.0 4.4 4.8 5.2 5.6 10.0% (10.4%) (7.9%) (6.0%) (4.5%) (3.2%) 60.4% 64.0% 67.0% 69.6% 71.8% 3.9 4.3 4.7 5.1 5.5 10.5% (10.0%) (7.5%) (5.6%) (4.0%) (2.8%) 60.3% 63.9% 66.9% 69.5% 71.7% 3.9 4.3 4.7 5.1 5.5 11.0% (9.6%) (7.1%) (5.2%) (3.6%) (2.3%) 60.2% 63.8% 66.8% 69.4% 71.6% 3.8 4.2 4.6 5.0 5.4 Implied Equity Value Implied Share Price At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $652 $696 $739 $783 $826 $17.32 $18.47 $19.62 $20.76 $21.90 9.5% 647 690 733 776 819 17.19 18.32 19.45 20.58 21.71 10.0% 642 684 727 769 811 17.05 18.17 19.29 20.40 21.52 10.5% 637 679 721 762 804 16.92 18.03 19.13 20.23 21.33 11.0% 632 674 715 756 797 16.80 17.88 18.97 20.06 21.14 FV Build Shares Outstanding FV $516 (-) PV of Pension Liability (Post-2023)¹ (7) (-) PV of Adj. Expenses (Post-2023)2 (4) FV (after Pension) $505 (-) Net Debt3 221 Equity Value $727 (+) Options Proceeds 4 FD Equity $731 / FDSO 37.901 Implied Share Price $19.29 36

D APPENDIX – DCF PROJECT ALINEA Unlevered Free Cash Flow Projections Source: Teal Case B. Note: DCF valuation as of December 31, 2020 using end of year discounting convention. Terminal values based off of 2023E Post - SB C EBITDA of $85mm. Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. 1 Add back 50% of SBC during the planning period (50% accounted for in the fully diluted share count). 2 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value. 3 Represents after tax proceeds related to the sale of the New Jersey real estate and IP addresses / domain names. See page 43 for additional detail. Teal – DCF Valuation Analysis as of 12/31/2020 (Case B) ($ in millions, except per share values) Per Teal Management Fiscal Year Ended December 31, 20E - '23E Terminal 2019A 2020E 2021E 2022E 2023E CAGR Value Revenue $946 $746 $695 $645 $597 (7.2%) % Growth (8.4%) (21.1%) (6.8%) (7.3%) (7.5%) Pre-SBC EBITDA 86 72 111 106 89 7.2% Less: SBC (13) (5) (4) (4) (4) Post-SBC EBITDA $73 $67 $107 $102 $85 8.2% $85 % Growth (9.0%) (8.2%) 59.1% (4.5%) (16.6%) % Margin 7.7% 9.0% 15.4% 15.8% 14.3% Less: D&A ($21) ($9) ($8) ($7) ($5) ($6) Less: Adjusted Expenses (36) (24) (40) (12) (13) – Plus: Property Sales – 10 7 4 – – EBT $16 $44 $66 $87 $67 15.0% $79 Tax Rate 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% Less: Cash Taxes (5) (12) (19) (24) (19) (22) NOPAT $12 $32 $48 $63 $48 15.0% $57 Plus: D&A $21 $9 $8 $7 $5 $6 Plus: Change in NWC 10 (3) (2) 1 5 – Plus: SBC1 7 3 2 2 2 – Less: Capex (22) (10) (6) (6) (6) (6) % Capex / Revenue 2.3% 1.3% 0.9% 0.9% 1.0% Less: Pension Contribution2 (4) (4) (2) (2) (2) – Plus: Tax Ben. From Pension 1 1 1 1 1 – Plus: AT Proceeds from JC & IP Addresses – – – 28 – – Unlevered Free Cash Flow $25 $28 $49 $92 $53 23.5% $57 Teal DCF Analysis Implied Share Price At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $14.92 $15.79 $16.65 $17.52 $18.38 9.5% 14.82 15.67 16.53 17.38 18.24 10.0% 14.72 15.56 16.41 17.25 18.09 10.5% 14.62 15.45 16.28 17.12 17.95 11.0% 14.52 15.35 16.17 16.99 17.80 Implied PGR At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (10.9%) (8.5%) (6.6%) (5.1%) (3.9%) 9.5% (10.5%) (8.1%) (6.2%) (4.7%) (3.4%) 10.0% (10.1%) (7.7%) (5.8%) (4.2%) (3.0%) 10.5% (9.7%) (7.2%) (5.3%) (3.8%) (2.5%) 11.0% (9.2%) (6.8%) (4.9%) (3.4%) (2.1%) Revenue is expected to decline by 7.5% in 2023 3 37

D APPENDIX – DCF PROJECT ALINEA DCF Valuation Analysis – Terminal Multiple Method Source: Teal Case B. Note: DCF valuation as of December 31, 2020. Cash flows discounted using year - end convention. Terminal values based off 2023E Po st - SBC EBITDA of $85mm. Balance sheet as of December 31, 2020. 1 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value. 2 See pages 44 and 45 for additional detail. 3 Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. Teal – DCF Valuation Analysis (Case B) ($ in millions, except per share values) PV of Terminal Value Implied Firm Value Implied FV / 2020E EBITDA PV of At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC Forecast 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $143 $197 $230 $263 $296 $328 $340 $373 $405 $438 $471 5.1x 5.5x 6.0x 6.5x 7.0x 9.5% 142 194 227 259 292 324 336 368 401 433 465 5.0 5.5 6.0 6.4 6.9 10.0% 140 192 224 256 288 320 332 364 396 428 460 4.9 5.4 5.9 6.4 6.8 10.5% 139 189 221 252 284 315 328 360 391 423 455 4.9 5.4 5.8 6.3 6.8 11.0% 138 187 218 249 280 311 325 356 387 418 449 4.8 5.3 5.8 6.2 6.7 Implied PGR Terminal Value as % of FV Implied FV / 2021E EBITDA At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (10.9%) (8.5%) (6.6%) (5.1%) (3.9%) 58.0% 61.7% 64.8% 67.4% 69.7% 3.2x 3.5x 3.8x 4.1x 4.4x 9.5% (10.5%) (8.1%) (6.2%) (4.7%) (3.4%) 57.9% 61.6% 64.7% 67.3% 69.6% 3.1 3.4 3.8 4.1 4.4 10.0% (10.1%) (7.7%) (5.8%) (4.2%) (3.0%) 57.7% 61.4% 64.5% 67.2% 69.5% 3.1 3.4 3.7 4.0 4.3 10.5% (9.7%) (7.2%) (5.3%) (3.8%) (2.5%) 57.6% 61.3% 64.4% 67.1% 69.3% 3.1 3.4 3.7 4.0 4.3 11.0% (9.2%) (6.8%) (4.9%) (3.4%) (2.1%) 57.4% 61.2% 64.3% 66.9% 69.2% 3.0 3.3 3.6 3.9 4.2 Implied Equity Value Implied Share Price At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $561 $594 $627 $660 $693 $14.92 $15.79 $16.65 $17.52 $18.38 9.5% 557 590 622 655 687 14.82 15.67 16.53 17.38 18.24 10.0% 554 586 617 649 681 14.72 15.56 16.41 17.25 18.09 10.5% 550 581 613 644 676 14.62 15.45 16.28 17.12 17.95 11.0% 546 577 608 639 671 14.52 15.35 16.17 16.99 17.80 FV Build Shares Outstanding FV $415 (-) PV of Pension Liability (Post-2023)¹ (7) (-) PV of Adj. Expenses (Post-2023)2 (12) FV (after Pension) $396 (-) Net Debt3 221 Equity Value $617 (+) Options Proceeds 4 FD Equity $622 / FDSO 37.887 Implied Share Price $16.41 38

D APPENDIX – DCF PROJECT ALINEA Unlevered Free Cash Flow Projections Source: Teal Case C. Note: DCF valuation as of December 31, 2020 using end of year discounting convention. Terminal values based off of 2023E Post - SB C EBITDA of $66mm. Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. 1 Add back 50% of SBC during the planning period (50% accounted for in the fully diluted share count). 2 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value. 3 Represents after tax proceeds related to the sale of the New Jersey real estate and IP addresses / domain names. See page 43 for additional detail. Teal – DCF Valuation Analysis as of 12/31/2020 (Case C) ($ in millions, except per share values) Per Teal Management Fiscal Year Ended December 31, 20E - '23E Terminal 2019A 2020E 2021E 2022E 2023E CAGR Value Revenue $946 $746 $695 $645 $597 (7.2%) % Growth (8.4%) (21.1%) (6.8%) (7.3%) (7.5%) Pre-SBC EBITDA 86 72 111 88 70 (1.3%) Less: SBC (13) (5) (4) (4) (4) Post-SBC EBITDA $73 $67 $107 $84 $66 (0.8%) $66 % Growth (9.0%) (8.2%) 59.1% (21.6%) (21.7%) % Margin 7.7% 9.0% 15.4% 13.0% 11.0% Less: D&A ($21) ($9) ($8) ($7) ($5) ($6) Less: Adjusted Expenses (36) (24) (40) (12) (13) – Plus: Property Sales – 10 7 4 – – EBT $16 $44 $66 $69 $48 2.6% $60 Tax Rate 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% Less: Cash Taxes (5) (12) (19) (19) (13) (17) NOPAT $12 $32 $48 $50 $34 2.6% $43 Plus: D&A $21 $9 $8 $7 $5 $6 Plus: Change in NWC 10 (3) (2) 1 5 – Plus: SBC1 7 3 2 2 2 – Less: Capex (22) (10) (6) (6) (6) (6) % Capex / Revenue 2.3% 1.3% 0.9% 0.9% 1.0% Less: Pension Contribution2 (4) (4) (2) (2) (2) – Plus: Tax Ben. From Pension 1 1 1 1 1 – Plus: AT Proceeds from JC & IP Addresses – – – 28 – – Unlevered Free Cash Flow $25 $28 $49 $79 $38 11.4% $43 Teal DCF Analysis Implied Share Price At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $13.11 $13.78 $14.45 $15.12 $15.79 9.5% 13.03 13.69 14.36 15.02 15.68 10.0% 12.95 13.61 14.26 14.91 15.56 10.5% 12.87 13.52 14.17 14.81 15.45 11.0% 12.80 13.44 14.07 14.71 15.34 Implied PGR At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (10.5%) (8.2%) (6.3%) (4.8%) (3.6%) 9.5% (10.1%) (7.7%) (5.9%) (4.4%) (3.2%) 10.0% (9.7%) (7.3%) (5.5%) (4.0%) (2.7%) 10.5% (9.3%) (6.9%) (5.0%) (3.5%) (2.3%) 11.0% (8.9%) (6.5%) (4.6%) (3.1%) (1.8%) Revenue is expected to decline by 7.5% in 2023 3 39

D APPENDIX – DCF PROJECT ALINEA DCF Valuation Analysis – Terminal Multiple Method Source: Teal Case C. Note: DCF valuation as of December 31, 2020. Cash flows discounted using year - end convention. Terminal values based off 2023E Po st - SBC EBITDA of $66mm. Balance sheet as of December 31, 2020. 1 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value. 2 See pages 44 and 45 for additional detail. 3 Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. Teal – DCF Valuation Analysis (Case C) ($ in millions, except per share values) PV of Terminal Value Implied Firm Value Implied FV / 2020E EBITDA PV of At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC Forecast 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $120 $152 $177 $202 $228 $253 $272 $297 $322 $347 $373 4.0x 4.4x 4.8x 5.2x 5.5x 9.5% 119 150 175 200 225 250 269 294 318 343 368 4.0 4.4 4.7 5.1 5.5 10.0% 118 148 172 197 222 246 266 290 315 340 364 4.0 4.3 4.7 5.1 5.4 10.5% 117 146 170 194 219 243 263 287 311 336 360 3.9 4.3 4.6 5.0 5.4 11.0% 116 144 168 192 216 240 260 284 308 332 356 3.9 4.2 4.6 4.9 5.3 Implied PGR Terminal Value as % of FV Implied FV / 2021E EBITDA At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (10.5%) (8.2%) (6.3%) (4.8%) (3.6%) 55.9% 59.7% 62.8% 65.5% 67.9% 2.5x 2.8x 3.0x 3.3x 3.5x 9.5% (10.1%) (7.7%) (5.9%) (4.4%) (3.2%) 55.7% 59.5% 62.7% 65.4% 67.7% 2.5 2.7 3.0 3.2 3.4 10.0% (9.7%) (7.3%) (5.5%) (4.0%) (2.7%) 55.6% 59.4% 62.5% 65.2% 67.6% 2.5 2.7 2.9 3.2 3.4 10.5% (9.3%) (6.9%) (5.0%) (3.5%) (2.3%) 55.4% 59.2% 62.4% 65.1% 67.5% 2.5 2.7 2.9 3.1 3.4 11.0% (8.9%) (6.5%) (4.6%) (3.1%) (1.8%) 55.3% 59.1% 62.2% 65.0% 67.3% 2.4 2.7 2.9 3.1 3.3 Implied Equity Value Implied Share Price At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $493 $518 $544 $569 $594 $13.11 $13.78 $14.45 $15.12 $15.79 9.5% 490 515 540 565 590 13.03 13.69 14.36 15.02 15.68 10.0% 487 512 536 561 586 12.95 13.61 14.26 14.91 15.56 10.5% 484 508 533 557 581 12.87 13.52 14.17 14.81 15.45 11.0% 481 505 529 553 577 12.80 13.44 14.07 14.71 15.34 FV Build Shares Outstanding FV $335 (-) PV of Pension Liability (Post-2023)¹ (7) (-) PV of Adj. Expenses (Post-2023)2 (13) FV (after Pension) $315 (-) Net Debt3 221 Equity Value $536 (+) Options Proceeds 0 FD Equity $536 / FDSO 37.617 Implied Share Price $14.26 40

D APPENDIX – DCF PROJECT ALINEA Unlevered Free Cash Flow Projections Source: Teal Blended Case. Note: DCF valuation as of December 31, 2020 using end of year discounting convention. Terminal values based off of 2023E Post - SB C EBITDA of $92mm. Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. 1 Add back 50% of SBC during the planning period (50% accounted for in the fully diluted share count). 2 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value. 3 Represents after tax proceeds related to the sale of the New Jersey real estate and IP addresses / domain names. See page 43 for additional detail. Teal – DCF Valuation Analysis as of 12/31/2020 (Blended Case) ($ in millions, except per share values) Per Teal Management Fiscal Year Ended December 31, 20E - '23E Terminal 2019A 2020E 2021E 2022E 2023E CAGR Value Revenue $946 $746 $695 $647 $603 (6.9%) % Growth (8.4%) (21.1%) (6.8%) (7.0%) (6.8%) Pre-SBC EBITDA 86 72 111 108 96 9.9% Less: SBC (13) (5) (4) (4) (4) Post-SBC EBITDA $73 $67 $107 $104 $92 11.0% $92 % Growth (9.0%) (8.2%) 59.1% (2.6%) (11.6%) % Margin 7.7% 9.0% 15.4% 16.1% 15.3% Less: D&A ($21) ($9) ($8) ($7) ($5) ($6) Less: Adjusted Expenses (36) (24) (40) (12) (13) – Plus: Property Sales – 10 7 4 – – EBT $16 $44 $66 $89 $74 18.8% $86 Tax Rate 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% Less: Cash Taxes (5) (12) (19) (25) (21) (24) NOPAT $12 $32 $48 $64 $53 18.8% $62 Plus: D&A $21 $9 $8 $7 $5 $6 Plus: Change in NWC 10 (3) (2) 0 4 – Plus: SBC1 7 3 2 2 2 – Less: Capex (22) (10) (6) (6) (6) (6) % Capex / Revenue 2.3% 1.3% 0.9% 0.9% 1.0% Less: Pension Contribution2 (4) (4) (2) (2) (2) – Plus: Tax Ben. From Pension 1 1 1 1 1 – Plus: AT Proceeds from JC & IP Addresses – – – 28 – – Unlevered Free Cash Flow $25 $28 $49 $93 $57 27.0% $62 Teal DCF Analysis Implied Share Price At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $15.53 $16.47 $17.40 $18.34 $19.27 9.5% 15.42 16.34 17.27 18.19 19.11 10.0% 15.31 16.22 17.14 18.05 18.96 10.5% 15.21 16.11 17.01 17.90 18.80 11.0% 15.10 15.99 16.88 17.76 18.65 Implied PGR At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (11.0%) (8.6%) (6.7%) (5.2%) (3.9%) 9.5% (10.6%) (8.2%) (6.3%) (4.7%) (3.5%) 10.0% (10.2%) (7.7%) (5.8%) (4.3%) (3.0%) 10.5% (9.7%) (7.3%) (5.4%) (3.9%) (2.6%) 11.0% (9.3%) (6.9%) (5.0%) (3.4%) (2.2%) Revenue is expected to decline by 6.8% in 2023 3 41

D APPENDIX – DCF PROJECT ALINEA DCF Valuation Analysis – Terminal Multiple Method Source: Teal Blended Case. Note: DCF valuation as of December 31, 2020. Cash flows discounted using year - end convention. Terminal values based off 2023E Po st - SBC EBITDA of $92mm. Balance sheet as of December 31, 2020. 1 Remaining pension obligation of $10mm (present value of $7mm) assumed to be funded at YE’23 ($17mm at 12/31/20 less $7mm fund ed from ’21 - ’23) and discounted to present value. 2 See pages 44 and 45 for additional detail. 3 Net debt includes cash of $221mm (as of 12/31/20). Cash balance is pro forma for the $160mm sale of BestReviews , which was announced on 12/16/2020. Teal – DCF Valuation Analysis (Blended Case) ($ in millions, except per share values) PV of Terminal Value Implied Firm Value Implied FV / 2020E EBITDA PV of At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC Forecast 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $150 $213 $249 $284 $320 $355 $363 $398 $434 $469 $505 5.4x 5.9x 6.5x 7.0x 7.5x 9.5% 149 210 245 280 315 350 359 394 429 464 499 5.3 5.9 6.4 6.9 7.4 10.0% 147 207 242 276 311 345 355 389 424 458 493 5.3 5.8 6.3 6.8 7.3 10.5% 146 204 239 273 307 341 351 385 419 453 487 5.2 5.7 6.2 6.7 7.2 11.0% 145 202 235 269 303 336 347 380 414 448 481 5.2 5.7 6.2 6.7 7.2 Implied PGR Terminal Value as % of FV Implied FV / 2021E EBITDA At Assumed TV Multiples At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% (11.0%) (8.6%) (6.7%) (5.2%) (3.9%) 58.7% 62.4% 65.5% 68.1% 70.3% 3.4x 3.7x 4.1x 4.4x 4.7x 9.5% (10.6%) (8.2%) (6.3%) (4.7%) (3.5%) 58.6% 62.3% 65.3% 68.0% 70.2% 3.4 3.7 4.0 4.3 4.7 10.0% (10.2%) (7.7%) (5.8%) (4.3%) (3.0%) 58.5% 62.1% 65.2% 67.8% 70.1% 3.3 3.6 4.0 4.3 4.6 10.5% (9.7%) (7.3%) (5.4%) (3.9%) (2.6%) 58.3% 62.0% 65.1% 67.7% 70.0% 3.3 3.6 3.9 4.2 4.6 11.0% (9.3%) (6.9%) (5.0%) (3.4%) (2.2%) 58.2% 61.9% 65.0% 67.6% 69.9% 3.2 3.6 3.9 4.2 4.5 Implied Equity Value Implied Share Price At Assumed TV Multiples At Assumed TV Multiples WACC 3.0x 3.5x 4.0x 4.5x 5.0x 3.0x 3.5x 4.0x 4.5x 5.0x 9.0% $584 $620 $655 $691 $726 $15.53 $16.47 $17.40 $18.34 $19.27 9.5% 580 615 650 685 720 15.42 16.34 17.27 18.19 19.11 10.0% 576 611 645 680 714 15.31 16.22 17.14 18.05 18.96 10.5% 572 606 640 674 708 15.21 16.11 17.01 17.90 18.80 11.0% 568 602 635 669 703 15.10 15.99 16.88 17.76 18.65 FV Build Shares Outstanding FV $440 (-) PV of Pension Liability (Post-2023)¹ (7) (-) PV of Adj. Expenses (Post-2023)2 (10) FV (after Pension) $424 (-) Net Debt3 221 Equity Value $645 (+) Options Proceeds 4 FD Equity $649 / FDSO 37.887 Implied Share Price $17.14 42

PROJECT ALINEA D APPENDIX – DCF

NJ Real Estate and IP Address / Domain Name Valuation Analysis

($ in millions, except per share values)

The NJ real estate (expect to exit facility by the end of 2021) has an estimated value of $0.32 - $0.53 / share (assuming a sale at the end of 2022). IP addresses / la.com domain name has an estimated value of $0.08 - $0.12 / share (assuming a sale in 2022). In total, the two sets of assets have $0.40 to $0.65 per share of value, so we assume $0.60 / share of value.

Real Estate Summary – Assume 2022 Sale

- Address: 125 Theodore Conrad Dr, Jersey City, NJ 07305
- Ownership: JV with an affiliate of the Zuckerman family; Teal owns 49.9%
- Square Footage: ~450,000 (industrial property)
- Land: 9.9998 acres
- Tax basis in land of $3.5mm; tax basis in building of $1mm

	Recent Sales[1]			
	Low	Median	High	Tax Value
$ / Sq. Ft.	$124.54	$128.21	$141.40	$141.06
Total Valuation (450K Sq. Ft.)	$56.0	$57.7	$63.6	$63.5
% Ownership	49.9%	49.9%	49.9%	49.9%
Valuation	**$28.0**	**$28.8**	**$31.8**	**$31.7**
Taxes (28%)[2]	(6.6)	(6.8)	(7.6)	(7.6)
After Tax Value	**$21.4**	**$22.0**	**$24.1**	**$24.1**
FDSO	37.901	37.901	37.901	37.901
Value per Share	**$0.56**	**$0.58**	**$0.64**	**$0.63**
NPV per Share (10% WACC)	**$0.47**	**$0.48**	**$0.53**	**$0.52**
Memo[3]				
Total Valuation (300K Sq. Ft.)	$37.4	$38.5	$42.4	$42.3
After Tax Value to Teal	14.7	15.1	16.5	16.5
Value per Share	**$0.39**	**$0.40**	**$0.44**	**$0.43**
NPV per Share (10% WACC)	**$0.32**	**$0.33**	**$0.36**	**$0.36**

IP Address / Domain Name Summary – Assume 2022 Sale

- Teal owns the la.com domain and two /16 IPv4 blocks
- Teal received a $1.5mm IOI from Live Auctioneers (Nov-20) for the la.com domain (range of $2mm - $4mm per consulting reports)[4]
- /16 blocks contain ~65,000 addresses
- Amazon offered to purchase the /16 blocks for $3.4mm (July-20), and market data indicates a per address price range of $22 - $26
- Tax basis in la.com of $0.8mm; zero tax basis in IP addresses

	Market Analysis[4]			Prior Offers
	Low	Midpoint	High	
la.com[5]	$2.0	$3.0	$4.0	$1.5
Two /16 IPv4 Blocks	2.9	3.1	3.4	3.4
Valuation	**$4.9**	**$6.1**	**$7.4**	**$4.9**
Taxes (28%)[2]	(1.1)	(1.5)	(1.9)	(1.1)
After Tax Value	**$3.7**	**$4.6**	**$5.6**	**$3.7**
FDSO	37.901	37.901	37.901	37.901
Value per Share	**$0.10**	**$0.12**	**$0.15**	**$0.10**
NPV per Share (10% WACC)	**$0.08**	**$0.10**	**$0.12**	**$0.08**

Source: *Teal Management, Company filings, FactSet, NJ Department of the Treasury, and Real Capital Analytics.*
Note: Illustrative valuations above exclude transaction costs. NPV's assume a 10% WACC and that the assets are sold at the end of 2022 (per Teal Management).
1 Real estate comps include sales of industrial buildings in Jersey City located within one mile of 125 Theodore that occurred after 2017 (5 transactions).
2 Taxes on gains computed using a $4.5mm tax basis for the real estate and a $0.8mm tax basis for the la.com domain name and IP addresses.
3 A recent prospective buyer noted that the usable square footage at 125 Theodore is approximately 300K square feet based on their assessment of the building's footprint.
4 The low / high valuations are based on Brandsight LLC and Hilco Streambank (IP valuation and consulting advisory firms) reports.
5 Two-character domain name comparables data provided by Brandsight LLC (median / mean metrics suggest values of $2.4mm and $3.6mm, respectively).

43

Terminal Value – Adjusted Expenses ($ in millions) D APPENDIX – DCF PROJECT ALINEA  Assume 2023 print and digital revenue growth rates apply beyond 2023  Assume EBITDA (post - SBC) margins are held constant at 2023 levels  Assume Adjusted Expenses (e.g. restructuring charges) as a percentage of the change in annual Opex are held constant at 2023 levels (the 2023 levels are consistent with historical rates)  Calculate the NPV of the after - tax Adjusted Expenses beyond 2023 (until the Opex base begins to grow with revenues) 2023 Print Revenue Growth (13.5%) (16.0%) (16.0%) (15.4%) 2023 Digital Revenue Growth 15.0% 11.9% 11.9% 12.7% Year Total Revenue Growth is Positive 2026 2027 2027 2027 2023 EBITDA Margin 18.1% 14.3% 11.0% 15.3% 2023 Adj. Exp. as a % Change in Opex 38.5% 41.0% 42.7% 40.3% NPV @ 12/31/20 @ 9% WACC $4 $13 $14 $10 NPV @ 12/31/20 @ 10% WACC 4 12 13 10 NPV @ 12/31/20 @ 11% WACC 4 12 13 10 Parameter Case A Case B Case C Source: Teal Management. Blended 44

DCF Supporting Detail – Terminal Adjusted Expenses ($ in millions, except per share values) D APPENDIX – DCF PROJECT ALINEA Source: Teal Management. Terminal Period 2023E 2024E 2025E 2026E 2027E Illustrative Impact to Valuation EBITDA $113 $109 $108 $109 $113 Margin % 18.1% 18.1% 18.1% 18.1% 18.1% NPV of Adj. Expenses @ 12/31/23 $8 (-) Taxes @ 28% (2) Opex $509 $494 $490 $494 $509 NPV of After Tax Adj. Expenses @ 12/31/23 $6 Change in Opex (33) (15) (5) 5 15 / Discount Factor (3 years, 10% WACC) 1.33 NPV of Adj. Expenses @ 12/31/20 $4 Adj. Expenses $13 $6 $2 – – / FDSO 37.9 % of Change in Opex 38.5% 38.5% 38.5% 38.5% 38.5% Impact per Share @ 12/31/20 $0.11 EBITDA $85 $80 $77 $76 $76 Margin % 14.3% 14.3% 14.3% 14.3% 14.3% NPV of Adj. Expenses @ 12/31/23 $23 (-) Taxes @ 28% (6) Opex $512 $482 $464 $456 $456 NPV of After Tax Adj. Expenses @ 12/31/23 $16 Change in Opex (31) (29) (18) (8) 1 / Discount Factor (3 years, 10% WACC) 1.33 NPV of Adj. Expenses @ 12/31/20 $12 Adj. Expenses $13 $12 $7 $3 – / FDSO 37.9 % of Change in Opex 41.0% 41.0% 41.0% 41.0% 41.0% Impact per Share @ 12/31/20 $0.33 EBITDA $66 $62 $59 $58 $58 Margin % 11.0% 11.0% 11.0% 11.0% 11.0% NPV of Adj. Expenses @ 12/31/23 $25 (-) Taxes @ 28% (7) Opex $531 $501 $482 $473 $474 NPV of After Tax Adj. Expenses @ 12/31/23 $18 Change in Opex (30) (30) (19) (9) 1 / Discount Factor (3 years, 10% WACC) 1.33 NPV of Adj. Expenses @ 12/31/20 $13 Adj. Expenses $13 $13 $8 $4 – / FDSO 37.6 % of Change in Opex 42.7% 42.7% 42.7% 42.7% 42.7% Impact per Share @ 12/31/20 $0.36 EBITDA $92 $87 $85 $84 $84 Margin % 15.3% 15.3% 15.3% 15.3% 15.3% NPV of Adj. Expenses @ 12/31/23 $18 (-) Taxes @ 28% (5) Opex $511 $485 $470 $465 $469 NPV of After Tax Adj. Expenses @ 12/31/23 $13 Change in Opex (32) (26) (15) (5) 4 / Discount Factor (3 years, 10% WACC) 1.33 NPV of Adj. Expenses @ 12/31/20 $10 Adj. Expenses $13 $10 $6 $2 – / FDSO 37.9 % of Change in Opex 40.3% 40.3% 40.3% 40.3% 40.3% Impact per Share @ 12/31/20 $0.26 Case A Case B Case C Blended 45

CONFIDENTIAL E Appendix – WACC PROJECT ALINEA

Teal WACC Analysis: Selected Range of 9% - 11% ($ in millions) E APPENDIX – WACC Current Public Comparables Source: Teal Management, Company filings, Barra Beta Book, Bloomberg, FactSet, Duff & Phelps, MSCI and U.S. Department of the Tr easury. Note: Market values as of February 12, 2021. 1 Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Debt/Equity)]. 2 Long - horizon expected equity risk premium (historical): large company stock total returns minus long - term government bond income returns (Source: Duff & Phelps). 3 Represents 30 - year U.S. Treasury yield as of February 12, 2021. 4 Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium). 5 Weighted Average Cost of Capital = (After - Tax Cost of Debt)(Debt/Cap) + (Cost of Equity)(Equity/Cap). PROJECT ALINEA Illustrative Calculations WACC Sensitivity 7.0 – 9.0% WACC: CS 7.3 – 9.3% WACC: Jefferies 8.0 – 9.0% WACC: Greenhill 7.0 – 8.0% WACC: GS 9.5% WACC: Greenhill 7.0 – 8.0% WACC: GS New Media: Gannett: Pro Forma: Unlevered Beta 1.000 1.200 Target Debt / Cap – 30.0% Target Debt / Equity – 42.9% Levering Factor 1.000 1.309 Levered Beta¹ 1.000 1.570 Equity Risk Premium² 7.2% 7.2% Risk Premium 7.2% 11.2% Risk Free (30-Year Treasury)³ 2.0% 2.0% Cost of Equity4 9.2% 13.2% Pre-Tax Cost of Debt – 8.5% Marginal Tax Rate 28.0% 28.0% Calculated WACC5 9.2% 11.1% Debt / Asset Beta Cap Cost of Debt 1.000 1.050 1.100 1.150 1.200 – – 9.2% 9.5% 9.9% 10.2% 10.6% 15.0% 6.5% 9.3% 9.6% 9.9% 10.3% 10.6% 15.0% 7.5% 9.4% 9.7% 10.0% 10.4% 10.7% 15.0% 8.5% 9.5% 9.8% 10.2% 10.5% 10.8% 30.0% 6.5% 9.4% 9.7% 10.0% 10.3% 10.7% 30.0% 7.5% 9.6% 9.9% 10.2% 10.6% 10.9% 30.0% 8.5% 9.8% 10.1% 10.4% 10.8% 11.1% Capital Structure Local Beta (2 Year, Weekly, Raw) Equity Debt / Debt / Levered Unlevered Levered Unlevered Marginal Value Cap. Equity Beta Beta Beta Beta Tax Rate Teal $600 – – 1.171 1.171 1.547 1.547 28.0% Gannett 763 66.0% 194.5% 2.110 0.886 2.915 1.224 29.0% Lee Enterprises 137 79.3% NM 1.428 0.402 0.990 0.279 33.3% News Corp 14,155 8.2% 8.9% 1.009 0.949 1.018 0.958 29.1% New York Times 8,243 – – 0.899 0.899 0.794 0.794 26.0% Barra Predicted Bloomberg Historical Public Benchmarks: New Media / Gannett Merger Proxy and Lee Cost of Debt Cost of debt for New Media / Gannett: 11.5% from Apollo PF Leverage of 3.4x 2019E EBITDA Cost of debt for Lee: 9.0% from Berkshire Hathaway PF Leverage of 3.8x 2019A EBITDA 46

Historical Betas – Last Five Years E APPENDIX – WACC PROJECT ALINEA Predicted Barra Local Beta FactSet 2 - Year Trailing Betas Teal Source: MSCI and FactSet. GCI NWSA NYT Teal Teal 1Yr. 3Yr. 5Yr. High 1.59 1.59 1.90 Median 1.52 0.54 0.79 Low 0.46 0.10 0.10 Teal Avg. 1.45 0.79 0.97 1Yr. 3Yr. 5Yr. High 1.33 1.35 1.74 Median 1.23 1.06 1.24 Low 0.91 0.77 0.77 Teal Avg. 1.20 1.08 1.24 0.00 0.50 1.00 1.50 2.00 2.50 3.00 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 0.00 0.50 1.00 1.50 2.00 2.50 3.00 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 LEE GCI LEE NWSA NYT GCI LEE NWSA NYT 1.57 1.00 1.57 1.00 47

Predicted Barra Local Beta Historical Ranges E APPENDIX – WACC PROJECT ALINEA 0.908 1.528 1.061 0.856 1.005 1.329 2.186 1.627 0.984 1.081 1.171 2.110 1.428 0.899 1.009 Teal GCI LEE NYT NWSA L6M Range LTM Range Current 12 Month and 6 Month Historical Ranges Source: MSCI. Note: Represents Predicted Barra Local Beta ranges. Last 12 Months Max 1.329 2.186 1.627 0.984 1.081 Median 1.230 2.099 1.508 0.899 1.024 Min 0.908 1.528 1.061 0.856 1.005 48

CONFIDENTIAL F Appendix – Other Potential Parties PROJECT ALINEA

PROJECT ALINEA F APPENDIX – OTHER POTENTIAL PARTIES

Voting Scenarios

(Shares in millions)

		Amber Proposal		Alternative Proposal	
		All Vote	70% Vote[2]	All Vote	70% Vote[2]
Shares	Minimum Public - For[1]	8.038	8.038	9.656	9.656
	Public - Against	8.391	3.462	6.772	1.844
	Total Voting Public	**16.429**	**11.500**	**16.429**	**11.500**
	PSS Shares - For[3]	8.744	8.744	8.744	8.744
	Amber - Against	NA	NA	11.554	11.554
	Total Voting	**25.172**	**20.244**	**36.727**	**31.798**
	% in Favor	*66.7%*	*82.9%*	*50.1%*	*57.9%*
	Amber - For	11.554	11.554	–	–
	Public Non-Voting Shares	–	4.929	–	4.929
	Total Shares Outstanding[4]	**36.727**	**36.727**	**36.727**	**36.727**
	% in Favor	*77.2%*	*77.2%*	*50.1%*	*50.1%*
	% in Favor (excl. Amber)	*66.7%*	*66.7%*		
% of Public Float (Voting)	Minimum Public - For	48.9%	69.9%	58.8%	84.0%
	Public - Against	51.1%	30.1%	41.2%	16.0%
		100.0%	**100.0%**	**100.0%**	**100.0%**
Voting Requirement		2/3 vote of the outstanding non-Amber shares (not by written consent)		Majority of the outstanding voting stock	

Slaine and BestReviews Management hold 4.7mm shares

Source: Teal Management, company filings and FactSet.

1 Showing the minimum number of public votes necessary for the relevant proposal to pass.
2 Assumes that 70% of the total public shares (non-PSS / Amber) participate in the vote.
3 PSS is assumed to vote in favor of the highest sale price proposal given he was understood to have had conversations with Amber and Slaine in July 2020 regarding a sale of his shares.
4 Basic shares outstanding only. Excludes options and RSUs.

49

History of Strategic Discussions F APPENDIX – OTHER POTENTIAL PARTIES PROJECT ALINEA Timeline Description Summer 2018 Donerail discussions ( Donerail to buy Teal and sell - off the pieces); ultimately, Donerail never secured financing for a “bust - up” Fall 2018 Process to sell the company (rumors of the process made it into the press); led to McClatchy discussions which were terminated when McClatchy could not secure financing Winter / Spring 2019 Gannett discussions regarding a combination (Teal as buyer or seller) after Amber / MediaNews announced an unsolicited offer for Gannett; Gannett ultimately merged with New Media in November 2019 Spring 2019 McClatchy discussions regarding ( i ) a full combination, and (ii) the sale of Teal Florida to McClatchy; McClatchy could not secure financing and ultimately went through bankruptcy Summer / Fall 2019 Apollo discussions regarding financing for a special dividend; given Apollo’s positions in New Media / Gannett and Cox Broadcasting (which raised regulatory concerns), Apollo and Teal terminated discussions (after Apollo repeatedly revised the terms, making the loan smaller and more onerous to Teal) Fall 2019 Amber approached about a cash / stock merger between MediaNews and Teal; Ferro (as the largest Teal shareholder and company consultant) indicated he would support an all cash deal at $13 / share; Amber withdrew from the discussions November 2019 – March 2020 Amber acquired 32% of Teal without board approval (Delaware 203 not waived). Amber entered into a standstill on 12/2/19 and began discussing potential intercompany agreements between Amber - owned MediaNews and Teal (these talks were complicated by Delaware 203). In January 2020, Amber approached Teal for a standstill waiver in order to buy Patrick Soon - Shiong’s 25% stake in Teal for $13.50 per share (waiver was not granted). Amber made a private approach to the Teal board in February 2020 to acquire all of the Teal shares it did not own for $13.50 / share. These discussions were halted due to COVID - 19 disruptions Summer 2020 Teal understood that PSS had conversations with Amber and Slaine in July regarding a potential sale of his stake in Teal (this led to the adoption of the shareholder rights plan) 50

PROJECT ALINEA F APPENDIX – OTHER POTENTIAL PARTIES

Gannett Merger with Teal @ $17.25 Per Share (All Stock)

($ in millions, except per share values)

	Gannett At 2/12/21 Price			Gannett At 12/30/20 Price		
	SQ Gannett	SQ Teal	Pro Forma @ $17.25[1]	SQ Gannett	SQ Teal	Pro Forma @ $17.25[1]
Price / Share	$5.26	$17.25	$5.26	$2.90	$17.25	$2.90
(x) FDSO	145.1	37.9	269.3	145.1	37.9	370.5
Fully Diluted Equity	$763	$654	$1,417	$421	$654	$1,074
(-) Options Proceeds	–	(4)	(4)	–	(4)	(4)
Equity Value	**$763**	**$649**	**$1,413**	**$421**	**$649**	**$1,070**
Ownership	*54.0%*	*46.0%*	*100.0%*	*39.3%*	*60.7%*	*100.0%*
Debt	$1,484	–	$1,484	$1,484	–	$1,484
Minority Interest	4	–	4	4	–	4
Investments	(36)	–	(36)	(36)	–	(36)
Cash	(254)	(221)	(476)	(254)	(221)	(476)
Firm Value w/o Pension	**$1,961**	**$428**	**$2,389**	**$1,619**	**$428**	**$2,047**
2020E Adj. EBITDA (post-SBC)	*$328*	*$67*	*$395*	*$328*	*$67*	*$395*
2020E Adj. EBITDA (pre-SBC)	*356*	*72*	*428*	*356*	*72*	*428*
FV / 2020E Adj. EBITDA (post-SBC)	*6.0x*	*6.4x*	*6.0x*	*4.9x*	*6.4x*	*5.2x*
Debt / 2020E Adj. EBITDA (pre-SBC)	*4.2*	–	*3.5*	*4.2*	–	*3.5*
Net Debt / 2020E Adj. EBITDA (pre-SBC)	*3.5*	–	*2.4*	*3.5*	–	*2.4*
Pensions	$117	$17	$134	$117	$17	$134
Firm Value w/ Pension	**$2,078**	**$445**	**$2,523**	**$1,736**	**$445**	**$2,181**
2020E Adj. EBITDA (post-SBC) [2]	*$343*	*$69*	*$412*	*$343*	*$69*	*$412*
2020E Adj. EBITDA (pre-SBC) [2]	*371*	*74*	*445*	*371*	*74*	*445*
FV / 2020E Adj. EBITDA (post-SBC)	*6.1x*	*6.5x*	*6.1x*	*5.1x*	*6.5x*	*5.3x*
Debt / 2020E Adj. EBITDA (pre-SBC)	*4.3*	*0.2*	*3.6*	*4.3*	*0.2*	*3.6*
Net Debt / 2020E Adj. EBITDA (pre-SBC)	*3.6*	–	*2.6*	*3.6*	–	*2.6*

In an all stock deal the combined company would have ~2.5x net leverage and Teal shareholders would own 61% of the combined company (assuming Gannett's 12/30/20 undisturbed stock price). The combined company would need to trade for 5x+ (without synergies) in order to hold its value (i.e., deliver $17.25 per share to Teal shareholders).

Source: *Teal Management and Public Filings.*
Note: Market values as of February 12, 2021 and December 30, 2020, respectively. Balance sheet as of Q3 2020 for Gannett and Q4 2020 for Teal.
1 Based on illustrative $17.25 per share offer.
2 EBITDA adds back pension expense of $15mm for Gannett and $2mm for Teal.

51

Letter from Stewart Bainum , Jr. F APPENDIX – OTHER POTENTIAL PARTIES PROJECT ALINEA January 5 , 2021 Special Committee of The Board of Directors Teal Publishing Company 160 N . Stetson Avenue Chicago, IL 60601 Care of Eric Medow, Lazard LLC Ladies and Gentlemen : I write to express my continued interest in the acquisition of The Baltimore Sun Media Group ("The Sun") from Teal Publishing Company . As you know, I have recently discussed the acquisition of The Sun with Amber Global Capital in connection with Amber's proposal to purchase all of the stock in Teal that it does not own . While those discussions are at a preliminary stage and we are hopeful they will soon progress, it is far from certain that they will . If I cannot reach an agreement with Amber on a fair value for The Sun in conjunction with their bid for Teal, I am willing to explore with the Special Committee purchasing all of the outstanding shares of Teal at a reasonable price that will deliver fair value to all Teal shareholders . I have engaged financial, legal and diligence advisors and we are prepared to move expeditiously to complete customary due diligence and negotiate and consummate a mutually acceptable transaction – whether it be for a purchase of the outstanding shares of Teal or for The Sun alone . Please contact me if I can provide any additional information helpful to the Special Committee . Sincerely, Stewart Bainum, Jr . LETTER TO THE TEAL SPECIAL COMMITTEE, 5 JANUARY 2021 52

PROJECT ALINEA
F APPENDIX – OTHER POTENTIAL PARTIES

AIM / Tides + Trive

($ in millions, except per share values)

SOTP as Presented by Halbreich

Market	'21E EBITDA	Multiple Low	Multiple High	Value Low	Value High
Chicago	$40	4.25x	5.00x	$170	$200
New York	(5)	–	–	25	35
Hartford	11	4.25	4.50	47	50
Orlando	10	5.00	6.00	50	60
Ft. Lauderdale	10	5.00	6.00	50	60
TCA	4	7.00	8.00	28	32
Allentown	8	4.25	4.50	34	36
VA Pilot	8	4.50	5.00	36	40
Daily Press	8	4.50	5.00	36	40
Total	**$94** [1]			**$476**	**$553**
BestReviews Cash				90	90
Teal Cash @ 12/31				125	125
Total Equity Value				**$691**	**$768**
Shares				36.6	36.6
Price per Share				**$18.87**	**$20.97**
Baltimore	$11	4.55x	4.55x	$50 [2]	$50 [2]
Shares				36.6	36.6
Value per Share				**$1.37**	**$1.37**
Adjusted Price per Share				**$20.24**	**$22.34**

Sources & Uses

	AIM / Tides
Price / Share	$15.00
Assumed Shares	37.0
Equity Value	**$555** [3]
Fees & Expenses	10
Total Uses	**$565**
Cash	$190
Term Loan	170
Trive Preferred Equity	100
Other Preferred Equity	15
Other Equity	50
AIM / Tides	40
Total Sources	**$565**

To be bridged with additional term loan (Cash)

1.8x EBITDA and ~50% of capitalization (Term Loan)

$105mm of uncommitted equity; 2/13/21 AIM / Tides indicated they had a term sheet for $65mm of equity from an unnamed source (leaves $40mm uncommitted)

Additional ~$114mm needed due to $17.25 price / share (with the current fully diluted shares) and $20mm of Teal fees and expenses (leaves $154mm uncommitted)

Commentary

- **Need 45 days of diligence**
- **While SOTP is shown, the proposal does not necessarily assume a sale in pieces (and hence tax leakage)**
- **Trive will backstop the term loan**

Source: AIM / Tides submissions and discussions (as well as discussions with Trive).
1 Excludes $11mm of assumed Baltimore EBITDA.
2 Assumed sale price.
3 Reduced by $4mm of options proceeds.

53

CONFIDENTIAL G Appendix – Teal Shareholders PROJECT ALINEA

# Shareholder Ownership Stake and Cumulative Holdings Current Market Value 1yr ∆ in % O/S Total Ownership Breakdown 1 1 Amber Global Capital $184 (0.4%) 2 Patrick Soon - Shiong 139 (0.3%) 3 Mason Slaine 46 +7.8% 4 BestReviews 31 (0.1%) 5 Dimensional Holdings 24 +0.2% 6 BlackRock 20 (0.2%) 7 Morgan Stanley 19 +3.0% 8 Renaissance Technologies 14 +0.4% 9 Vanguard 13 (0.7%) Top 10 Shareholder Concentration Evolution 10 BrightSphere Investment Group 12 (0.2%) 11 State Street 9 +0.5% 12 Northern Trust 6 +0.4% 13 Geode Capital Management 6 +0.2% 14 Terry Jimenez 4 +0.3% 15 Arrowstreet Capital 4 +0.1% 16 Quinn Opportunity Partners 4 -- 17 Timothy Knight 3 +0.4% 18 PRIMECAP Management 3 (5.5%) 19 Charles Schwab 2 +0.1% 20 Jacobs Levy Equity Management 2 +0.1% 21 David Dreier 2 -- 22 Grantham, Mayo, Van Otterloo & Co. 2 (0.3%) 23 GFH HFEVA 2 +0.1% 24 Credit Suisse 2 (0.1%) 25 AXA SA 2 +0.3% Teal's Top 25 Shareholders ($ in millions) 23.9% 7.8% 5.2% 4.1% 3.4% 3.2% 2.5% 2.3% 2.1% 1.5% 1.0% 1.0% 0.7% 0.7% 0.7% 0.6% 0.6% 0.4% 0.4% 0.4% 0.3% 0.3% 0.3% 0.3% 31.6% 55.6% 63.4% 68.6% 72.8% 76.2% 79.4% 81.9% 84.2% 86.3% 87.8% 88.8% 89.8% 90.5% 91.2% 91.8% 92.4% 93.0% 93.4% 93.7% 94.1% 94.4% 94.7% 95.1% 95.4% Top 5 Top 10 Top 15 Top 20 Top 25 Source: FactSet as per most recent filings. Note: Market pricing as of February 12, 2021. Ownership stake based on basic shares outstanding, consolidated across funds. One - year prior date of December 31, 2019, and five - year prior date of December 31, 2015. 1 Reflects entire shareholder base, not just top 25 shareholders, as per FactSet holdings information. PROJECT ALINEA G APPENDIX – TEAL SHAREHOLDERS Insider 40% Passive 9% Active 51% 72.8% 86.3% 71.5% 83.7% 48.5% 67.7% 1 2 3 4 5 6 7 8 9 10 Shareholder # Cumulative % O/S Today 1 Year ago 5 Years ago 54

CONFIDENTIAL H Appendix – Offer Price Multiples PROJECT ALINEA

H APPENDIX – OFFER PRICE MULTIPLES PROJECT ALINEA Source: Teal Management. Note: Balance sheet as of Q4 2020. Stock Based Compensation abbreviated as SBC. 1 Adjusted for the add back of $2mm of pension expense. Teal Multiples at $17.25 / share ($ in millions, except per share values) Parameter Without Pensions With Pensions Offer Price $17.25 $17.25 Implied Premium to Undisturbed (12/30/20) 34.9% 34.9% Implied Premium to Current (02/12/21) 8.2% 8.2% FDSO 37.887 37.887 Fully Diluted Equity Value $654 $654 Less: Cash Proceeds from Options (4) (4) Equity Value $649 $649 Plus: Debt – – Plus: Pensions 17 Less: Unrestricted Cash (191) (191) Less: Restricted Cash (30) (30) Firm Value $428 $445 Metric Metric FV / '20E Pre-SBC EBITDA $72 5.9x $74 6.0x FV / '20E Post-SBC EBITDA 67 6.4 69 6.5 FV / '21E Pre-SBC EBITDA 111 3.9 113 3.9 FV / '21E Post-SBC EBITDA 107 4.0 109 4.1 1 Versus Gannett multiple of 5.5x 55